EXHIBIT 10.40

OFFICE SPACE DEED OF LEASE

by and between

NDH II POINT LLC,
as Landlord

and

BRIDGELINE SOFTWARE, INC.,
as Tenant

August 7, 2008

Arlington County, Virginia

TABLE OF CONTENTS
continued.....

ii

OFFICE SPACE DEED OF LEASE

TF IS OFFICE SPACE DEED OF LEASE ("Lease"), is made as of the 7th day of August, 2008, between NDH II POINT LLC, a Delaware limited liability company ("Landlord"), and BRIDGELINE SOFTWARE, INC., a Delaware corporation ("Tenant"), for space in the building commonly known as Ballston Point and having a street address of 4300 Wilson Boulevard, Arlington, Virginia (such building (the "Building") together with the land (the "Land") upon which it is situated and common areas, including, without limitation, all sidewalks, parking areas and landscaped areas, being herein referred to as the "Property.'). The following schedule (the "Schedule") sets forth certain basic terms of this Lease:

SCHEDULE
1.	Premises - Floor and Suite
	Number:	Suite 550 on the fifth (5th) floor.

2.	Commencement Date:	As defined in Section 1(A), below.

3.	Expiration Date:	The last day of the sixty-sixth (66th) full calendar month following the Commencement Date.

4.	Rentable Square Feet of the Premises:	4,801, as determined in accordance with a modified BOMA Method of Measurement ("BOMA").

5.	Rentable Square Feet of Office Space in the Building:	240,897 net rentable square feet of office space, as determined in accordance with BOMA.

6.	Base Rent:	The Base Rent for each Lease Year (hereinafter defined) during the Term shall be as follows:

Lease Year	Annual	Monthly
1	$172,836.00	$14,403.00
2	$177,156.96	$14,763.08
3	$181,585.80	$15,132.15
4	$186,125.64	$15,510.47
5	$190,778.76	$15,898.23
6	$195,548.04*	$16,295.67
[*on an annualized basis]

7.	Tenant's Proportionate Share:	1.99%

8.	Security Deposit:	$28,806.00

9.	Broker(s):	Landlord's: Monument Realty LLC
		Tenant's: Ezra Company

10.	Exhibits:	A. Floor Plan of Premises; Final Space Plan
		B. Work Agreement
		B-1. Required Minimum Standards for Tenant Work
		C. Rules and Regulations
		D. Estoppel Certificate
		E. Declaration of Commencement Date
		F. Form of Letter of Credit

1.            DEMISE AND TERM.

A.           Term. This Lease, a deed of lease, shall be effective as of the date hereof. Landlord hereby conveys, bargains, grants and leases a leasehold interest in the Premises (the "Premises") described in Item 1 of the Schedule and shown on the plan attached hereto as Exhibit A to Tenant, and Tenant hereby leases a leasehold interest in the Premises from Landlord, subject to the covenants and conditions set forth in this Lease, for a term (as it may be extended in accordance with the terms of this Lease, the "Term") commencing on the date which is the earlier to occur of: (a) the date on which Landlord delivers the Premises to Tenant with the Tenant Work (hereinafter defined) substantially complete (as defined in Paragraph 7.1 of the Work Agreement) (or in the event there occurs any Tenant Delay (as such term is defined in Paragraph 7.2 of the Work Agreement), the date Landlord would have substantially completed the Tenant Work and delivered possession of the Premises to Tenant but for such Tenant Delay), or (b) the date on which Tenant or any party claiming by, through or under Tenant, first occupies all or any portion of the Premises and conducts its business therein (the "Commencement Date") and expiring on the date (the "Expiration Date") described in Item 3 of the Schedule, unless terminated earlier as otherwise provided in this Lease. Each twelve (12) month period within the Term shall be referred to herein as a "Lease Year"; provided, however, that (i) the first Lease Year shall commence on the Commencement Date and terminate on the last day of the twelfth (12th) full calendar month after the Commencement Date. Each subsequent Lease Year shall commence on the date immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months, except that the last Lease Year of the Term shall terminate on the date this Lease expires or is otherwise terminated.

B.           Declaration of Commencement Date. Promptly after the Commencement Date, Landlord and Tenant shall execute the Declaration of Commencement Date attached hereto as Exhibit E ("Declaration"), which shall specify the Commencement Date and the Expiration Date. Failure to execute the Declaration shall not affect the commencement or expiration of the Term.

C.           Telecom Cabling. In connection with Tenant's leasing of the Premises, Landlord hereby grants to Tenant, at no additional charge, non-exclusive access to the risers and telephone closets in the Building to install such optic fiber wiring (the "Telecom Cabling") therein as may be necessary for Tenant's use of the Premises for general office purposes (subject to such reasonable rules and regulations as may be promulgated by Landlord from time to time), provided that Landlord has previously approved plans and specifications prepared by Tenant indicating the locations of such Telecom Cabling in the Building, and provided further that such Telecom Cabling (i) does not affect the structure or safety of the Building; (ii) does not affect the electrical, mechanical or any other system of the Building or the functioning thereof; and (iii) does not interfere in any manner with the operation of the Building or the provision of services or utilities to Tenant or any other tenant of the Building. Tenant shall install and maintain the Telecom Cabling in compliance with all present and future laws, rules and regulations of any local, State or Federal authority having jurisdiction with respect thereto, including, without limitation, the laws, rules and regulations of the FCC, the Commonwealth of Virginia and any other governmental or quasi-governmental authorities having appropriate jurisdiction over the Building or Tenant's use of the Telecom Cabling. Tenant shall obtain all permits, licenses, variances, authorizations and approvals that may be required in order to install and maintain such Telecom Cabling. Tenant shall, at its sole cost and expense, be responsible for the insurance and maintenance of the Telecom Cabling and its compliance with all applicable laws, rules and regulations. Tenant shall indemnify and save Landlord harmless from and against any and all loss, costs, liabilities, damages, judgments, and expenses (including reasonable attorneys' fees) arising in connection with the installation, operation, and maintenance of the Telecom Cabling.

2.            RENT.

A.           Definitions. For purposes of this Lease, the following terms shall have the following meanings:

(i)           "Expenses" shall mean all expenses, costs and disbursements (other than Taxes) paid or incurred by Landlord in connection with the ownership, management (provided, however, that managements fees payable by Landlord with respect to the management of the Building shall not exceed three percent (3%) of the gross rentals of the Building), maintenance, operation, replacement and repair of the Property, including, without limitation, exterior common areas. Expenses shall not include: (a) costs of tenant alterations; (b) costs of capital improvements

(except for costs of any capital improvements (1) made or installed for the purpose of reducing Expenses or improving the operating efficiency of any system within the Property, or (2) made or installed pursuant to governmental requirement or insurance requirement first effective after the Commencement Date, which costs shall be amortized by Landlord over the remaining economic useful life (as determined in accordance with generally accepted accounting principles or such other rational accounting method having general acceptability in the real estate industry)); (c) interest and principal payments on mortgages (except interest on the cost of any capital improvements for which amortization may be included in the definition of Expenses) and penalties and late charges related thereto; (d) advertising expenses and leasing commissions; (e) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise, except through Adjustment Rent (hereinafter defined); (f) the cost of any kind of service furnished to any other tenant in the Building which Landlord does not generally make available to all tenants in the Building; (g) legal expenses, including negotiating leases, except as expressly provided herein; (h) salaries and fringe benefits of employees above the grade of building manager; (i) depreciation expenses on any fixed assets (except as set forth above in connection with costs of capital improvements which may be included in the definition of Expenses); or (j) Taxes. Expenses shall be determined on a cash or accrual basis, as Landlord may elect, based on generally accepted accounting principles, consistently applied. Tenant acknowledges that for purposes of this Lease, "Expenses" shall also include Landlord's or the Building's share of any costs, charges or assessments incurred by Landlord or charged against the Building (1) for the common maintenance, security or operations of the Building and one or more surrounding buildings and (2) in connection with any easement, restrictive covenant or other agreement relating to the Building.

(ii)           "Rent" shall mean Base Rent, Adjustment Rent and any other sums or charges due by Tenant hereunder.

(iii)           "Taxes" shall mean all taxes, assessments and fees, general or special, extraordinary or ordinary or foreseen or unforeseen, now or hereafter assessed, imposed or levied upon the Property (except for that portion thereof that is allocable by Landlord (on a rentable square foot basis) to the retail space in the Building), the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Property, including, without limitation, those related to school, public betterment, general or local improvements and operations or imposed in connection with any business improvement or special taxing district, storm water management taxes, assessments or fees and all costs and expenses of protesting any such taxes, assessments or fees. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for or in addition to, in whole or in part, real estate taxes or other ad valorem taxes, such tax shall constitute and be included in Taxes.

(iv)           "Tenant's Proportionate Share" shall mean the percentage set forth in Item 8 of the Schedule which has been determined by dividing the Rentable Square Feet of the Premises (as defined in Item 5 of the Schedule) by the Rentable Square Feet of the Building (as defined in Item 6 of the Schedule). Such rentable square feet have been determined using the modified Building Owners and Managers Association method of measurement (1996 edition).

(v)           "Prime Rate" shall mean the "Prime Rate" in effect from time to time, as published from time to time by The Wall Street Journal (which rate is currently calculated based upon the corporate loan rates of the nation's largest banks.

B.           Components of Rent. Tenant agrees to pay the following amounts to Landlord at the office of the Building or at such other place as Landlord designates:

(i)           Commencing on the Commencement Date, base rent ("Base Rent") to be paid in monthly installments in the amount set forth in Item 7of the Schedule in advance on or before the first day of each month of the Term, without demand, except that Tenant shall pay one full month's Base Rent upon execution of this Lease which shall be applied against the first full month of Base Rent due under this Lease. The amounts set forth in the Base Rent Schedule (i.e., Item 7 of the

Schedule) represent annualized amounts, and if any Lease Year is longer or shorter than twelve (12) full months, the annual Base Rent payable for such Lease Year shall be prorated accordingly, based upon the number of days in such Lease Year. Base Rent for any partial month during the Term shall be prorated on a daily basis based upon a thirty (30)-day month and shall be paid in advance.

(ii)           Commencing on January 1, 2010, Tenant shall pay Landlord adjustment rent ("Adjustment Rent") in an amount equal to the sum of (a) Tenant's Proportionate Share of the amount by which Expenses for each calendar year during the Term exceed Expenses for calendar year 2009 (the "Base Year"), plus (b) Tenant's Proportionate Share of the amount by which Taxes for each calendar year during the Term exceed Taxes for the Base Year. Prior to each calendar year during the Term, or as soon as reasonably possible, Landlord shall estimate and notify Tenant of the amount of Adjustment Rent due for such year, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during such year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate and Tenant's monthly payments of Adjustment Rent shall thereafter be increased or decreased, as the case may be. After the end of each calendar year, Landlord shall deliver to Tenant a statement setting forth the actual Expenses and Taxes for such calendar year and the amount of Adjustment Rent that Tenant has paid and is payable for such year (the "Expense Statement"). Tenant acknowledges that actual Taxes for a calendar year may not be determined until after actual Expenses for such calendar year are determined. Accordingly, Tenant acknowledges that Landlord may report the actual Expenses and actual Taxes for a calendar year separately. Within thirty (30) days after receipt of the Expense Statement, Tenant shall pay to Landlord the excess of Adjustment Rent due for such calendar year over any payments of Adjustment Rent made by Tenant for such year. If Tenant's estimated payments of Adjustment Rent exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against the next payment of Rent due from Tenant under this Lease or Landlord shall promptly refund such excess to Tenant if the Term has already ended, provided Tenant is not then in default hereunder. For any partial Adjustment Year (i.e., less than a full calendar year), the Expenses for the Base Year and the Taxes for the Base Year shall be pro rated based upon the number of days in such Adjustment Year and the resulting amounts shall be compared to the Expenses and the Taxes for such Adjustment Year, respectively, in determining the Adjustment Rent for such partial Adjustment Year, or at Landlord's option, Adjustment Rent for any partial fiscal year shall be determined by multiplying the amount of Adjustment Rent for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term and the denominator of which is 365.

C.           Payment of Rent. The following provisions shall govern the payment of Rent: (i) if this Lease commences or ends on a day other than the first day or last day of a calendar month, respectively, the Rent for the month in which this Lease so begins or ends shall be prorated and the monthly installments shall be adjusted accordingly; (ii) all Rent shall be paid to Landlord without offset or deduction, and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iii) if during all or any portion of any year (including the Base Year) the Building is not fully rented and occupied (fully rented and occupied shall mean that ninety-five percent (95%) of the Rentable Square Feet of the Building is occupied by tenants under lease), Landlord may elect to make an appropriate adjustment of variable Expenses for such year to determine the Expenses that would have been paid or incurred by Landlord had the Building been fully rented and occupied for the entire year and the amount so determined shall be deemed to have been the Expenses for such year, and if at any time during any calendar year, any part of the Building is leased to a tenant (hereinafter referred to as a "Special Tenant") who, in accordance with the terms of its lease, provides its own cleaning and janitorial services or electricity or other services that Tenant does not provide for itself, then Expenses for such calendar year shall be increased by the additional costs for cleaning and janitorial services, electricity services and/or for such other services not provided by Tenant for itself as reasonably estimated by Landlord that would have been incurred by Landlord if Landlord had furnished and paid for cleaning and janitorial services, electricity and/or such other services for the space occupied by the Special Tenant; (iv) any sum due from Tenant to Landlord which is not paid when due shall bear interest from the date due until the date paid at the annual rate of two percentage (2%) points above the Prime Rate, from time to time in effect, but in no event higher than the maximum rate permitted by law (the "Default Rate"); and, in addition, Tenant shall pay Landlord a late charge equal to five percent (5%) of any Rent payment which is paid more than five (5) days after its due date; (v) if changes are made to this Lease or the Building, changing the number of square feet contained in the Premises or in the Building, Landlord shall make an appropriate adjustment to Tenant's Proportionate Share; (vi) in the event of the expiration or termination of this Lease prior to the determination of any Adjustment Rent, Tenant's agreement to pay any such sums and Landlord's obligation to refund any such sums shall survive the expiration or termination of this Lease, provided, however, that Landlord may deduct from such refund any amounts then owing from Tenant to Landlord hereunder or any amounts arising out of a Default (hereinafter defined) by Tenant under this Lease; (vii) no adjustment to the Rent by virtue of the operation of the rent adjustment provisions in this Lease shall result in the payment by Tenant in any year of less than the Base Rent shown on the Schedule or provided in Section 2.B; (viii) Landlord may at any time change the fiscal year of the Building; (ix) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the date listed on the statement showing such amount is due, but in no event earlier than five (5) days after Tenant's receipt of the statement; (x) if Landlord fails to give Tenant an estimate of Adjustment Rent prior to the beginning of any calendar year, Tenant shall continue to pay Adjustment Rent, at the rate for the previous calendar year until Landlord delivers such estimate or notice, at which time Tenant shall pay retroactively the increased amount, if any, for all previous months of such calendar year; and (xi) if Landlord permits Tenant to take possession of the Premises prior to the Commencement Date, such tenancy shall be by the day and Tenant shall be responsible for payment of Rent, in advance, at the rate of one-thirtieth (1/30th) of the monthly Rent as set forth above for each day of such occupancy prior to the Commencement Date, and Tenant shall comply fully with all other terms and provisions of this Lease upon Tenant's possession of the Premises.

D.          Audit Right.

Within ninety (90) days of receipt of an Expense Statement, Tenant shall be entitled to the following audit right. Such audit right shall be exercisable by Tenant providing Landlord with a written notice of its exercise of such audit right and a statement enumerating the reasons for Tenant's objections to such Expense Statement. If, within ninety (90) days after Landlord's receipt of Tenant's written notice and statement, Landlord and Tenant are unable to resolve Tenant's objections, then, not later than fifteen (15) business days after the expiration of such ninety (90)-day period, Tenant shall notify Landlord that it wishes to employ an independent accounting firm reasonably acceptable to Landlord to inspect and audit Landlord's books and records. If Tenant elects to employ such accountant as set forth above, then Tenant shall deliver to Landlord a confidentiality and nondisclosure agreement reasonably satisfactory to Landlord executed by such accountant, and provide Landlord not less than thirty (30) days notice of the date on which the accountant desires to examine Landlord's books and records during regular business hours; provided, however, that such date shall be between thirty (30) and ninety (90) days after Tenant delivers to Landlord such notice. The firm engaged by Tenant to conduct such audit cannot be compensated on a "contingency" or "success fee" basis. Such audit shall be limited to a determination of whether Landlord calculated the Expense Statement in accordance with the terms and conditions of this Lease_ All costs and expenses of any such audit shall be paid by Tenant, except as otherwise expressly set forth below. Any audit performed pursuant to the terms of this section shall be conducted only by an independent certified public accounting firm reasonably acceptable to Landlord. Notwithstanding anything contained herein to the contrary, Tenant shall be entitled to exercise its right to audit pursuant to this Section 2(D) only in strict accordance with the foregoing procedures and each such audit shall relate only to the most recent calendar year covered by the audited Expense Statement. Notwithstanding anything contained in this Section 2(D) to the contrary, if, upon a final resolution of any dispute between Landlord and Tenant regarding an Expense Statement (it being understood that the results of Tenant's audit shall not be dispositive or binding on Landlord), it is determined that a demonstrated error was made in the audited Expense Statement for such Adjustment Year and as a result of such error the amount of Expenses for such Adjustment Year where overstated by more than five percent (5%), Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket costs and expenses incurred in connection with the audit of such Expense Statement, but in no event more than Seven Thousand Five Hundred Dollars ($7,500.00).

E.           Rent Abatement.

The monthly installments of Base Rent for the Premises otherwise due and payable for the first six (6) months of the Term following the Commencement Date shall be abated (the "Rent Abatement"). Notwithstanding the foregoing, in the event that Tenant is in default under the Lease at any time during the Term, that percentage of the Rent Abatement equal to the percentage of the Term remaining after the occurrence of such event shall immediately become due and payable by Tenant to Landlord. The provisions of this Section 2(E) shall neither be deemed to be a limitation of nor an alternative to the provisions of Section 16 of the Lease and the remedies therein provided, but shall be deemed to be an additional remedy.

3.            USE. Tenant agrees that it shall occupy and use the Premises only as first-class non-governmental business offices, in accordance with applicable zoning regulations, and for no other purposes. Tenant shall, at its own cost and expense, comply with all federal, state and municipal laws, ordinances, rules and regulations issued by any governmental authority and all covenants, conditions and restrictions of record which relate to the condition, use or occupancy of the Premises. In addition, if Landlord makes any alteration in or to any part of the Property in order to comply with any requirement of any laws, ordinances, regulations, and orders of any governmental, quasi-governmental, public or other authority having jurisdiction over the Property and such requirement is a result of Tenant's particular business or use of the Premises, then Tenant shall reimburse Landlord upon demand for the cost thereof. Without limiting the foregoing, Tenant shall not cause, nor permit, any Hazardous Materials (hereinafter defined) to be brought upon, produced, stored, used, discharged or disposed of in, on or about the Property without the prior written consent of Landlord and then only in compliance with all applicable Environmental Laws (hereinafter defined); provided, however, that Tenant shall be permitted to use and keep in the Premises such cleaning, copier and other supplies as are reasonable and customary for office use, provided that Tenant uses, stores and disposes of same in accordance with all applicable Environmental Laws. Tenant shall not commit waste or use the Premises in any way as to constitute a nuisance. All common areas within the Building shall be designated as "non-smoking" and Tenant shall cooperate with Landlord in enforcing such non-smoking rule. To the extent Tenant desires to allow people to smoke within the Premises, Tenant shall designate specific smoking areas within the Premises provided however that such areas must be properly ventilated and Tenant shall cause any smokers in the Premises to use such smoking areas. As used in this Lease, the term "Hazardous Materials" shall include, without limitation: (i) those substances included within the definitions of "hazardous substances", "hazardous materials," toxic substances," or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), and the Hazardous Materials Transportation Act, and in the regulations promulgated pursuant to said laws, all as amended; (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (of any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and (iii) any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyl, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. §1251 et seq. (33 U.S.C. §1321) or listed pursuant to Section of the Clean Water Act (33 U.S.C. §1317); (E) flammable explosives; or (F) radioactive materials; (iv) all federal, state or local laws, statutes, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authority or issued or promulgated thereunder shall be referred to as the "Environmental Laws". Landlord represents to Tenant that as of the date of this Lease, except as may have been previously disclosed to Tenant in writing, to Landlord's knowledge, the Building is free from Hazardous Materials in violation of any Environmental Laws. In the event that there exists on the Property any Hazardous Materials in violation of any Environmental Laws, except for Hazardous Materials introduced by Tenant, its agents, contractors, employees, assignees or subtenants, and, if an order (after all final appeals have been exhausted) of any court or governmental entity requires that such violation be cured, then Landlord shall promptly cure such violation, or cause such violation to be cured, at no cost to Tenant.

4.            CONDITION OF PREMISES. Tenant's taking possession of the Premises for beneficial use in the conduct of its business therein shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Property (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Property, have been made by or on behalf of Landlord or relied upon by Tenant, except as stated in the Work Agreement attached hereto as Exhibit B. Provided Tenant has delivered to Landlord evidence reasonably satisfactory to Landlord that all insurance required to be carried by Tenant hereunder is effective, then, subject to the terms and conditions set forth below, Tenant and its consultants and contractors shall be permitted to enter the Building and the Premises during the ten (10) day period immediately preceding the Commencement Date (the "Pre-Occupancy Period") for the purpose of installing Tenant's voice and data cabling and wiring, furniture, fixtures and equipment in the Premises; provided that such access by Tenant during the Pre-Occupancy Period shall not interfere with, or delay the completion of, the Tenant Work. Tenant shall not be required to pay any Base Rent or any other cost or charge in connection with its entry into the Premises during the Pre-Occupancy Period unless Tenant commences to undertake its business operations therein during the Pre-Occupancy Period. In connection with the undertaking of any work by Tenant in the Premises during the Pre-Occupancy Period, Tenant's contractors shall comply with all reasonable rules and regulations promulgated by Landlord in connection with the performance of work in the Building. Landlord shall determine, and give reasonable advance notice to Tenant of, the days and hours of the day during which Tenant's contractors may undertake work in the Premises during the Pre-Occupancy Period in order to coordinate such schedules with those of the contractors and subcontractors performing portions of the Tenant Work, which schedule shall be subject to change by Landlord upon reasonable advance notice to Tenant. Any delay in Landlord's substantially completing the Tenant Work which results from (i) Tenant's contractors' failure to abide by the terms of such schedule, or (ii) interference by Tenant's contractor(s) with the contractors and/or subcontractors undertaking the Tenant Work shall constitute a Tenant Delay and the Commencement Date shall be deemed to have occurred as of the date the Commencement Date would have otherwise occurred but for such Tenant Delay.

5.            BUILDING SERVICES.

A.          Basic Services. Landlord shall furnish the following services:   (i) heating, ventilating and air conditioning to provide a temperature condition required, in Landlord's reasonable judgment, for comfortable occupancy of the Premises under normal business operations based upon reasonable occupancy levels, daily from 8:00 a.m. to 6:00 p.m. (Saturday from 9:00 a.m. to 1:00 p.m.), Sundays and holidays excepted; (ii) water for drinking, and, subject to Landlord's approval, water at Tenant's expense for any private restrooms and office kitchen requested by Tenant; (iii) men's and women's restrooms at locations designated by Landlord, in common with other tenants of the Building; (iv) janitor service in the Premises and common areas of the Building, weekends and holidays excepted, including periodic outside window washing of the perimeter windows in the Premises not less than twice per year; (v) maintenance of exterior common areas of the Building, including snow removal as necessary and maintenance of the landscaped areas; (vi) passenger elevator service in common with Landlord and other tenants of the Building, 24 hours a day, 7 days a week; provided, however, that Landlord shall have the right to remove passenger and freight elevators from service as the same shall be required for moving freight or for servicing or maintaining the elevators and/or the Building, provided that at least one elevator shall be in service at all times; and (vii) freight elevator service daily, weekends and holidays excepted, upon request of Tenant and subject to scheduling and reasonable charges by Landlord.

B.          Electricity. At Landlord's option, the Premises shall be submetered by Landlord, at Tenant's sole cost and expense, if Landlord reasonably determines that Tenant's use of electricity is excessive. Notwithstanding anything to the contrary contained herein, Landlord and Tenant acknowledge that excess consumption costs with respect to Tenant's consumption of electricity shall mean costs incurred by Landlord arising out of Tenant's electricity consumption (i) after normal building hours which materially exceeds the after-hours consumption of an average tenant of the Building, or (ii) in excess of five (5) watts per rentable square foot of the Premises (exclusive of Building standard HVAC and lights) ("Ordinary Electrical Consumption") and the cost of any additional wiring or other improvements to the Building as may be occasioned by or required as a result of any such excess use. If Landlord elects to submeter the Premises pursuant to this Section 5(B), Tenant shall pay Landlord, within thirty (30) days after Tenant's receipt of an invoice therefor, the cost of the amount of electricity consumed in the Premises which exceeds Ordinary Electrical Consumption. All electricity used during the performance of janitor service, or the making of any alterations or repairs in or to the Premises, or the operation of any special air conditioning systems serving the Premises, shall be paid for by Tenant.

C.          Telephones.  Tenant shall arrange for telephone service directly with one or more of the public telephone companies servicing the Building and shall be solely responsible for paying for such telephone service. If Landlord acquires ownership of the telephone cables in the Building, at any time, Landlord shall permit Tenant to connect to such cables on such terms and conditions as Landlord may prescribe. In no event does Landlord make any representation or warranty with respect to telephone service in the Building and Landlord shall have no liability with respect thereto.

D.          Additional Services. Landlord shall not be obligated to furnish any services other than those stated above. If Landlord elects to furnish services requested by Tenant in addition to those stated above (including, without limitation, services at times other than those stated above), Tenant shall pay one hundred ten percent (110%) of Landlord's cost to furnish such services. If Tenant shall fail to make any such payment, Landlord may, without notice to Tenant and in addition to all other remedies available to Landlord, discontinue any additional services. No discontinuance of any such service shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant's use of the Premises. In addition, if Tenant's concentration of personnel or equipment adversely affects the temperature or humidity in the Premises or the Building, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay one hundred ten percent (110%) of the cost of such air conditioning units and of the installation, operation and maintenance thereof. Notwithstanding the foregoing, Landlord shall provide after-hours HVAC service to the Premises at the then-prevailing rate for the provision of such service. The current rate for such services is Forty-Five Dollars ($45.00) per hour, which rate is subject to change from time to time in Landlord's reasonable discretion based upon the prevailing rate for the Building. After-hours HVAC service will be provided to Tenant upon Tenant's request, provided that (i) Tenant's request for such after-hours HVAC service for any weekday (other than a holiday) is received by Landlord from Tenant prior to 1:00 p.m. on such weekday, and (ii) Tenant's requests for such after-hours HVAC service for any Saturday, Sunday or holiday is received by Landlord from Tenant prior to 12:00 Noon on the previous business day.

E.           Failure or Delay in Furnishing Services. Tenant agrees that Landlord shall not be liable for damages for failure or delay in furnishing any service stated above if such failure or delay is caused, in whole or in part, by any one or more of the events stated in Section 26.1, below, nor shall any such failure or delay be considered to be an eviction or disturbance of Tenant's use of the Premises, or relieve Tenant from its obligation to pay any Rent when due or from any other obligations of Tenant under this Lease. Landlord agrees to use its reasonable efforts to cure such failure or delay after Tenant has notified Landlord thereof. Notwithstanding the foregoing, in the event that for any reason not caused by Tenant (or any of its employees, contractors, agents, subtenants, invitees or assignees) or an event of force majeure, any interruption or stoppage of any Essential Service (hereinafter defined) Landlord is required hereunder to provide to the Building shall continue for more than ten (10) consecutive business days and shall render at least thirty percent (30%) of the Premises unusable for the purposes permitted hereunder and Tenant shall actually cease to conduct business in such portion of the Premises, then, provided no default hereunder exists, the portion of Base Rent and Adjustment Rent attributable to such unusable area shall, commencing on the eleventh (11th) business day after such interruption or stoppage (but in no event earlier than ten (10) business days after receipt from Tenant of written notice that Tenant has experienced such an interruption or stoppage), abate until the earlier of the date that (i) Tenant again uses such portion of the Premises, or (ii) such portion of the Premises is again usable. As used herein, the term "Essential Service" means electricity, HVAC service, the provision of restroom facilities and elevator service for passengers.

F.          Access to Building and Premises. Tenant shall have access to the Building and Premises twenty-four (24) hours a day, seven (7) days a week, subject to applicable law, casualty, condemnation, force majeure and other events not within the reasonable control of Landlord. Landlord shall provide an electronic access system with computerized card access at the front entrance of the Building and controlled access to each floor through elevator card access controls. Prior to the Commencement Date, Landlord shall initially provide, at no cost to Tenant, 25 access cards. Tenant shall pay Landlord for each replacement access card. Landlord, its agents, employees or contractors, shall not be responsible for any damage or injury to Tenant, its employees, invitees or others, or their property, resulting from any failure, action or inaction of the Building access system.

G.          Signage.  A nameplate identifying Tenant shall be posted on the Building directory (or displayed electronically) and on the suite entry door(s) of the Premises by Landlord, in such places,

number, size, color and style as are reasonably determined by Landlord. Such nameplates and letters shall conform harmoniously with the Building's design and interior decoration. Any additions or changes after the Commencement Date (other than additions or changes relating to the leasing of additional space in the Building by Tenant) to either the Building directory listing or the nameplate on the suite entry door(s) for Tenant of the Premises shall be made by Landlord at Landlord's reasonable discretion and at Tenant's sole cost.

H.           Common Areas. If the common areas of the Building are in violation of any law or regulation applicable to the Building, and if an order (after all final appeals have been exhausted) of any court or governmental entity requires that such violation be cured, then Landlord shall promptly cure such violation. Notwithstanding the foregoing, if the requirement that is violated results from Tenant's particular use of the Premises or any alteration, improvement or addition made by, or on behalf of, Tenant in the Premises or Tenant or any of its agents, contractors, subtenants, assignees, invitees or employees otherwise caused such violation or was responsible for maintaining the item in violation pursuant to the terms hereof, then Tenant shall pay for or reimburse Landlord for the reasonable cost to cure such violation.

6.            RULES AND REGULATIONS. Tenant shall observe and comply, and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the Rules and Regulations listed on Exhibit C attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time of which Landlord notifies Tenant. Landlord shall not be liable for failure of any person to obey the Rules and Regulations. Landlord shall not be obligated to enforce the Rules and Regulations against any person, and the failure of Landlord to enforce any such Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith, provided, however, that Landlord shall not discriminate against Tenant in the enforcement of such Rules and Regulations. To the extent the terms of this Lease conflict with the Rules and Regulations the terms of this Lease shall prevail.

7.            CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant (except as otherwise expressly set forth herein) and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim: (a) to change the name or street address of the Building or the suite number of the Premises; (b) to install, affix and maintain any and all signs on the exterior or interior of the Building or the Property; (c) to make repairs, decorations, alterations, additions or improvements, whether structural or otherwise, in and about the Property, including, without limitation, reconfiguring parking areas, driveways, walkways and other exterior common areas, and for such purposes to enter upon the Premises (upon at least twenty-four (24) hours notice except in the case of emergencies), temporarily close doors, corridors and other areas of the Property and interrupt or temporarily suspend services or use of common areas, provided however that Landlord shall use reasonable efforts not to interfere with the operation of Tenant's business in the Premises; provided, further, that Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant's request; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building; (f) to inspect the Premises at reasonable times and upon reasonable notice (except in the case of emergencies) and, if vacated or abandoned, to prepare the Premises for reoccupancy; (g) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Property, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises; (h) to take any other action which Landlord deems reasonable in connection with the operation, maintenance, marketing, improvement or preservation of the Property; and (i) to approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about or out of the Building or Premises only at such times and in such manner as Landlord shall direct, at Tenant's sole risk and responsibility.

8.            MAINTENANCE AND REPAIRS.

A.           General Obligations. Tenant, at its expense, shall maintain and keep the Premises in clean, safe, sanitary and good order, condition and repair at all times during the Term. Except as otherwise provided in this Lease and except to the extent that the necessity for such maintenance is due to any act or omission of Tenant, its agents, contractors, subtenants, assignees, invitees or employees, or Tenant is otherwise responsible for such maintenance pursuant any provision of this Lease, Landlord shall maintain and repair the base Building structure (including the roof, foundation, exterior walls and load bearing walls), the base Building systems which do not exclusively serve the Premises and all building-standard common area elements installed by Landlord. All building standard bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Landlord, which cost shall be part of Expenses.

B.           Noise and Vibration. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration, and if such noise and/or vibration is not so eliminated, Landlord shall have the right to require Tenant to remove such machines and/or equipment from the Premises.

9.            ALTERATIONS; SIGNS.

A.           Requirements. Tenant shall not make any replacement, alteration, improvement or addition to or removal from the Premises, including without limitation the Tenant Work (collectively an "Alteration"), without the prior written consent of Landlord. Notwithstanding the foregoing, Landlord's consent shall not be unreasonably withheld, conditioned or delayed, unless the proposed Alterations could, in Landlord's reasonable judgment (i) affect the structure or safety of the Building; (ii) affect the electrical, plumbing or mechanical systems of the Building or the functioning thereof; (iii) be or become visible from the exterior of the Premises; or (iv) interfere with the operation of the Building or the provision of services or utilities to other tenants in the Building. In the event Tenant proposes to make any Alteration, Tenant shall, prior to commencing such Alteration, submit to Landlord for prior written approval: (i) detailed plans and specifications; (ii) the names, addresses and copies of contracts for all contractors; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (iv) evidence of insurance in form and amounts reasonably required by Landlord, naming Landlord, its managing agent and any other parties designated by Landlord as additional insureds; and (v) all other documents and information as Landlord may reasonably request in connection with such Alteration. Tenant agrees to pay Landlord's reasonable charges for review of all such items and supervision of the Alteration, which charges shall not exceed three percent (3%) of the hard costs of such Alteration. Neither approval of the plans and specifications nor supervision of the Alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such Alteration with applicable law. Tenant shall pay the entire cost of the Alteration and, if requested by Landlord, shall deposit with Landlord, prior to the commencement of the Alteration, security for the payment and completion of the Alteration in form and amount required by Landlord. Each Alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, and shall meet or exceed the standards for construction and quality of materials for a first-class office building in Arlington County, Virginia. In addition, each Alteration shall be performed in compliance with all applicable governmental and insurance company laws, regulations and requirements. Each Alteration shall be performed by Landlord or under Landlord's supervision, and in harmony with Landlord's employees, contractors and other tenants. Each Alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant's furniture, equipment and trade fixtures) shall become Landlord's property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such Alteration (including any item of Tenant Work) at Tenant's sole cost and expense in accordance with the provisions of Section 15 of this Lease. If Tenant installs any Alterations without the consent of Landlord as set forth above then Landlord shall have the right to remove such Alterations and Tenant shall reimburse Landlord therefor as additional Rent. Notwithstanding anything to the contrary contained in this Section 9(A), Tenant shall have the right to make Permitted Alterations (hereinafter defined) in the Premises, without Landlord's consent (but with ten (10) days prior written notice ("Permitted Alterations Notice"), which notice shall contain a description of the Permitted Alterations proposed to be undertaken by Tenant and state that such Alterations are Permitted Alterations). A "Permitted Alteration" shall mean any Alterations in the Premises which are consistent with the current improvements in the Premises and with a first-class office building and that could not (i) affect the structure or safety of the Building; (ii) affect the electrical, plumbing or mechanical systems of the Building or the functioning thereof; (iii) be or become visible from the exterior of the Premises; (iv) interfere with the operation of the Building or the provision of services or utilities to other tenants in the Building; (v) cost more than the lesser of Twenty-Five Thousand Dollars ($25,000.00) or the amount which when added to all other Alterations made within the prior twelve (12) months equals Fifty Thousand Dollars ($50,000.00); or (vi) require a permit or other government approval to undertake. In the event that Landlord determines, in its reasonable discretion, that the proposed Alterations are not Permitted Alterations, and so notifies Tenant, Tenant shall apply for Landlord's consent for such Alterations in accordance with the provisions of this Section 9(A).

B.           Liens. Upon completion of any Alteration, Tenant shall promptly furnish Landlord with sworn owner's and contractors' statements and full and final waivers of lien covering all labor and materials included in such Alteration. Tenant shall not permit any mechanic's lien to be filed against the Property, or any part thereof, arising out of any Alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within ten (10) business days thereafter have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same, and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and reasonable attorneys' fees.

C.           Signs. No sign, advertisement or notice shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or interior of the Property except on the directories and the doors of offices, and then only in such place, number, size, color and style as is harmonious with the design of the Building and its furnishings and is approved by Landlord in writing and provided by Landlord at Tenant's expense, except as otherwise set forth in this Lease. If any sign, advertisement or notice which does not conform to the foregoing is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same and Tenant shall be liable as additional Rent for any and all reasonable expenses incurred by Landlord in said removal.

D.           Tenant's Equipment. Tenant will not install or operate in the Premises any electrically operated equipment or other machinery, other than standard desk top office equipment ordinarily found in first-class office buildings in the metropolitan Washington, D.C. area, without first obtaining the prior written consent of Landlord. Landlord shall have the right to charge Tenant for the cost of its electricity consumption beyond normal building hours or in excess of five (5) watts per square foot of rentable area of the Premises (exclusive of Building standard HVAC and lights) and for the cost of any additional wiring or other improvements to the Building as may be occasioned by or required as a result of any such excess use. Tenant shall not use or consume water other than for drinking, lavatory and toilet purposes, or in unusual quantities (of which fact Landlord shall reasonably judge), without first obtaining the prior written consent of Landlord. Tenant shall not install any other equipment of any kind or nature whatsoever (including, without limitation, electric space heaters and supplementary air-conditioning units) which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system, or electrical system of the Premises or the rest of the Building. Landlord may condition its consent to the installation or use of any equipment or machinery or to the consumption of excess utilities upon the payment by Tenant of Additional Rent in compensation for any excess consumption of utilities and for the cost of additional wiring, piping or other improvements to the Building as may be occasioned by the operation of said equipment or machinery or by said excess use of utilities. In the event of any excessive consumption of any utilities (including without limitation any consumption beyond normal building hours), Landlord shall be entitled to require that Tenant install in the Premises (at Tenant's cost and in a location approved by Landlord) submeters to measure Tenant's utility consumption for the Premises or for any specific equipment causing excess consumption, as Landlord shall require; in which case, Tenant shall maintain in good order and repair (and replace, if necessary) such submeters. If submeters are installed for measuring Tenant's consumption of any utilities, Tenant shall pay the costs of the same to Landlord as Additional Rent, within fifteen (15) days of its receipt of a bill therefor based on such submeter readings. Whenever heat generating machines or equipment are used in the Premises, Landlord reserves the right to require Tenant to install supplementary air conditioning units in the Premises and any cost associated therewith shall be paid by Tenant, including any cost of installation, operation and maintenance thereof.

10.           INSURANCE. Landlord and Tenant agree to provide insurance and allocate the risks of loss as follows:

A.           Tenant's Insurance

(i)           Tenant, at its sole cost and expense but for the mutual benefit of Landlord (when used in this Section 10.A the term "Landlord" shall include Landlord's managing agent, partners, beneficiaries, officers, agents, servants and employees and the term "Tenant" shall include Tenant's partners, beneficiaries, officers, agents, servants and employees), agrees to purchase and keep in force and effect during the Term hereof, insurance under an "all risk" fire and extended coverage policy on all alterations, additions, and improvements in the Premises and on all personal property located in the Premises, protecting Tenant from damage or other loss caused by fire or other casualty, including but not limited to vandalism and malicious mischief, perils covered by extended coverage, theft, sprinkler leakage, water damage (however caused), explosion malfunction or failure of heating, and cooling or other apparatus, and other similar risks in amounts not less than the full insurable replacement value of such property. Such property insurance shall name Landlord as a "loss payee" and shall provide that it is specific and noncontributory and shall contain a replacement cost endorsement. Such insurance shall also contain a clause pursuant to which the insurance carriers waive all rights of subrogation against Landlord with respect to losses payable under such policies.

(ii)           Tenant shall maintain commercial general liability insurance covering Tenant as the insured party against claims for bodily injury and death and property damage occurring in or about the Premises, with limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) general aggregate. Such insurance shall include contractual liability insurance with respect to the indemnity provisions of this Lease and otherwise.

(iii)           All policies required to be carried by Tenant under this Lease shall be issued by insurers of recognized responsibility licensed to do business in the Commonwealth of Virginia with a Best's rating of A-NIII or better and shall name Landlord, its mortgagees and management agent as additional insureds. Tenant shall, prior to commencement of the Term, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days' prior written notice to Landlord and Tenant. In the event Tenant shall fall to procure such insurance, Landlord may at its option after giving, Tenant no less than ten (10) days' prior written notice of its election to do so procure the same for the account of Tenant and the cost thereof shall be paid to Landlord as additional Rent upon receipt by Tenant of bills therefor.

B.           Landlord's Insurance. Landlord agrees to purchase and keep in force and effect commercial general liability insurance in an amount not less than Three Million Dollars ($3,000,000.00) and "all risk" fire and extended insurance on the Building and its improvements (not including, however, any improvements, alterations or additions in Tenant's Premises or other tenants' premises) against fire or other casualty covered by extended coverage. Such property insurance shall also contain a clause pursuant to which the insurance carriers waive all rights of subrogation against Tenant with respect to losses payable under such policies.

C.           Risk of Loss. By this Section 10, Landlord and Tenant intend that the risk of loss or damage as described above be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and to seek recovery only from, their respective insurance carriers in the event of a loss of a type described above to the extent that such coverage is required to be provided hereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. Landlord and Tenant agree that applicable portions of all monies collected from such insurance shall be used toward the full compliance with the obligations of Landlord and Tenant under this Lease in connection with damage resulting from fire or other casualty or other event giving rise to a claim under such policies of insurance.

11.           TENANT'S AND LANDLORD'S RESPONSIBILITIES.

A.           Tenant's Responsibilities. Subject to the provisions of Section 10.C hereof and to the extent permitted by law, Tenant shall assume the risk of responsibility for, have the obligation to insure against, and indemnify Landlord, its members, partners, and their officers, directors, agents and employees (collectively, the "Landlord Indemnified Parties") and hold the Landlord Indemnified Parties harmless from, any and all liability for any loss, damage, injury, cost or expense incurred by the Landlord Indemnified Parties and occasioned by or in any way related to or connected with (i) the use and occupancy of the Premises or the Property by Tenant, its agents, employees, invitees, and any other persons who gain access to the Premises including, without limitation, any violation of the Americans with Disabilities Act and any zoning, health, Environmental Law or other law, ordinance, order, rule or regulation of any governmental body or agency, (ii) the negligence or the intentionally wrongful acts or omissions of Tenant, its agents, employees and invitees, and (iii) injury or death to individuals or damage to property sustained in or about the Premises, except to the extent such loss or damage results from the negligence or willful misconduct of such Landlord Indemnified Parties. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith. Without limiting Landlord's rights or remedies provided in Section 16 of this Lease and except for any violation or default under Sections 17, 20 or 21 of this Lease, Tenant shall not have any liability to Landlord on account of any claims by Landlord for any consequential damages suffered by Landlord; provided that the foregoing shall not be deemed to be a waiver by Landlord of any right Landlord may have pursuant to the terms of this Lease to be indemnified and/or held harmless by Tenant from and against any consequential damages to the extent that such damages are part of a claim of a third party from or against which Landlord is so entitled to be indemnified and/or held harmless.

B.           Landlord's Responsibilities. Subject to the provisions of Section 10.C hereof and to the extent permitted by law, Landlord shall assume the risk of responsibility for, have the obligation to insure against, and indemnify, Tenant, its members, partners, and their officers, directors, agents and employees (collectively, the "Tenant Indemnified Parties") and hold the Tenant Indemnified Parties harmless from, any and all liability for any loss of or damage or injury to any person (including, without limitation, death resulting therefrom) or property to the extent resulting directly from any negligence or willful misconduct of Landlord or any agent or employee of Landlord in connection with the management, repair, maintenance or use of the common areas of the Property, except to the extent any such loss or damage results from the negligence or willful misconduct of such Tenant Indemnified Parties. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

12.           FIRE OR OTHER CASUALTY

A.           Destruction of the Building. If the Building should be substantially destroyed (which, asused herein, means destruction or damage to at least 75% of the Building) by fire or other casualty, Landlord may, at its option, terminate this Lease by giving written notice thereof to Tenant within (30) days after such casualty. In such event, the Rent shall be apportioned to and shall cease to accrue as of the date of such casualty. In the event Landlord does not exercise this option, then the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty.

B.           Destruction of the Premises. If the Premises are damaged, in whole or in part, by fire or other casualty, but the Building is not substantially destroyed as provided above or if Landlord does not terminate this Lease in accordance with Section 12.A, then the parties hereto shall have the following options:

(i)           If the Premises are damaged as a result of fire or other casualty and the damage to the Premises is so extensive that, in Landlord's reasonable judgment, the Premises cannot be reconstructed or restored within two hundred ten (210) days after such casualty to substantially the same condition as they were in prior to such casualty, Landlord may terminate this Lease by written notice given to Tenant within thirty (30) days after the casualty. If, in Landlord's reasonable judgement, the Premises cannot be reconstructed or restored within two hundred ten (210) days after such casualty to substantially the same condition as they were in prior to such casualty, but nonetheless Landlord does not so elect to terminate this Lease, then Landlord shall notify Tenant, within thirty (30) days after the casualty, of the amount of time necessary, as reasonably estimated by Landlord, to reconstruct or restore the Premises. After receipt of such notice from Landlord, Tenant may elect to terminate this Lease. This election shall be made by Tenant by giving written notice to Landlord within fifteen (15) days after the date of Landlord's notice. If neither party terminates this Lease pursuant to the foregoing, Landlord shall proceed to reconstruct and restore the Premises to substantially the same condition as they were in prior to the casualty. In such event this Lease shall continue in full force and effect to the balance of the Term, upon the same terms, conditions and covenants as are contained herein; provided, however, that if the damage is such so as to make the Premises or any substantial part thereof untenantable for five (5) consecutive business days after the casualty and Tenant ceases to use such untenantable area, then the Base Rent and Adjustment Rent shall be abated in the proportion which the approximate area of the untenantable portion bears to the total area in the Premises, from the date of the casualty until the earlier of the date that Tenant again uses such space or the date that the reconstruction or restoration work which Landlord is obligated to perform hereunder has been substantially completed. If such damage or destruction shall result from the fault of Tenant, its agents, servants or invitees, Tenant shall not be entitled to any such abatement of Base Rent. In addition, Tenant shall make all insurance proceeds which it receives as a result of such damage available to Landlord for use in reconstructing or restoring the Premises.

(ii)           Notwithstanding the above, if more than fifty percent (50%) of the Premises are rendered untenantable as a result of a casualty occurring during the last twelve (12) months of the Term, either party hereto shall have the right to terminate this Lease as of the date of the casualty, which right shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this right is exercised, Base Rent and Adjustment Rent shall be apportioned to and shall cease as of the date of the casualty. After a casualty occurs during the last twelve (12) months of the Term, Tenant shall have no right to exercise any renewal options without first obtaining Landlord's written consent.

(iii)           If, in Landlord's reasonable judgment, the Premises are able to be restored within two hundred ten (210) days after such casualty to substantially the same condition as they were prior to such casualty, Landlord shall so notify Tenant within thirty (30) days after the casualty, and Landlord shall then proceed to reconstruct and restore the damaged portion of the Premises, at Landlord's expense, to substantially the same condition as it was prior to the casualty. If such damage is such so as to make the Premises or any substantial part thereof untenantable for five (5) consecutive business days after the casualty and Tenant ceases to use such untenantable area, then Base Rent and Adjustment Rent shall be abated in the proportion which the approximate area of the untenantable portion bears to the total area in the Premises from the date of the casualty until the earlier of the date that Tenant again uses such space or the date that the reconstruction or restoration work which Landlord is obligated to perform hereunder has been substantially completed, and this Lease shall continue in full force and effect for the balance of the Term, upon the same terms, conditions and covenants as are contained herein. If such damage or destruction shall result from the fault of Tenant, its agents, servants or invitees, Tenant shall not be entitled to any such abatement of Base Rent.

(iv)           In the event Landlord undertakes reconstruction or restoration of the Premises pursuant to Sections 12.B(i),12.B(ii) or12.B(iii) above, Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event the damage is such so as to make the Premises or any substantial part thereof untenantable and Landlord fails to substantially complete the same within two hundred seventy (270) days after the date of the casualty (except however if under Section 12.B(i), above, Landlord notified Tenant that it would take longer than two hundred ten (210) days to reconstruct or restore the Premises, but Tenant nonetheless elected not to terminate this Lease but required Landlord to reconstruct or restore the Premises, then the foregoing two hundred seventy (270) day period shall be extended to the time period set forth in Landlord's notice plus sixty (60) days), except as a result of any of the occurrences set forth in Section 26.1, below, Tenant may, at its option, terminate this Lease (exercisable only by Tenant delivering to Landlord written notice thereof within five (5) days after such right to terminate first accrues), effective as of a date ten (10) days after receipt by Landlord of such written notice of termination, whereupon both parties shall be released from all further obligations and liability hereunder, except if in such ten (10) day period Landlord substantially completes such reconstruction or restoration then such termination shall be deemed null and void.

(v)             Notwithstanding anything contained herein to the contrary, Landlord shall have no duty to repair or restore the Premises or Building if the damage is due to an uninsurable casualty or if insurance proceeds are insufficient to pay for such repair or restoration or if the holder of any mortgage, deed of trust or similar instrument applies proceeds of insurance to reduce its loan balance and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration (not taking into consideration any deductible). If Landlord notifies Tenant that Landlord elects not to repair or restore the Premises or Building due to any of the foregoing circumstances, each of the parties shall have a right to terminate this Lease as of the date of the casualty, which right shall be exercised by written notice to be given by either party to the other party within thirty (30) days of receipt by Tenant of Landlord's notice set forth in this Section 12.B(v). If this right is exercised, Base Rent shall be apportioned to and shall cease as of the date of the casualty.

13.          CONDEMNATION. If the Premises or the Building is rendered untenantable by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving, written notice of termination to the other party within thirty (30) days after such condemnation, in which event this Lease shall terminate effective as of the date of such condemnation. If this Lease so terminates, Rent shall be paid through and apportioned as of the date on which Tenant is legally obligated to vacate the Premises. If such condemnation does not render the Premises or the Building untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition in which they were delivered to Tenant. In such event, however, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority less any amounts applied by a holder of any mortgage, deed of trust or similar instrument against its loan balance. Landlord reserves all rights to compensation for any condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such compensation, and Tenant shall make no claim against Landlord or the condemning authority for compensation for termination of Tenant's leasehold interest under this Lease or interference with Tenant's business; provided, however, that Tenant may assert any claim that it may have against the condemning authority for compensation for any fixtures owned by Tenant and for any relocation expense compensable by statute, and receive such award therefor as may be allowed in the condemnation proceedings, if such award shall be made in addition to and stated separately from the award made to Landlord.

14.           ASSIGNMENT AND SUBLETTING

A.           Landlord's Consent. Tenant shall not, without the prior written consent of Landlord: (i) assign, convey, mortgage, sublease or otherwise transfer, directly or indirectly, this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use or occupancy of the Premises by any person other than Tenant and its employees. Any such assignment, conveyance, mortgage, sublease or other transfer or use described in the preceding, sentence (a "Transfer") occurring without the prior written consent of Landlord shall be void and of no effect and shall constitute a Default. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord's consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. In addition, Tenant shall execute such guaranty or other agreement as Landlord shall request to confirm its continuing liability hereunder. For the purposes of this Section 14.A, and without limiting the foregoing, the transfer (whether direct or indirect, by one or more transfers, by issuance of new interests or transfer of existing interests) of all or a majority of equity interest in Tenant (other than the shares of the capital stock of a corporate Tenant whose stock is publicly traded) or the merger, consolidation or reorganization of such Tenant shall be considered a Transfer.

B.           Standards for Consent. If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least thirty (30) days prior to the proposed effective date of the Transfer, a written notice which includes the business terms of the assignment or subletting, financial information and statements concerning the proposed transferee and such other information as Landlord may reasonably require about the proposed Transfer and the transferee, together with a non-refundable processing fee in the amount of Five Hundred Dollars ($500.00). If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 14.C hereof, Landlord shall not unreasonably withhold, condition or delay its consent to any assignment or sublease. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease or the sublease, as applicable; (iii) the transferee is a tenant of, or negotiating for space in, the Building, unless, with respect to a current tenant of the Building only, Landlord does not have, and will not have within three (3) months, comparable space available within the Building for a comparable term; (iv) the transferee is a governmental agency, entity or unit; (v) Tenant is in Default under this Lease; or (vi) in the judgment of Landlord, such a Transfer would violate any term, condition, covenant or agreement of Landlord involving the Building or any other tenant's lease within it. If Landlord wrongfully withholds its consent to any Transfer, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer.

C.           Recapture. Landlord shall have the right to terminate this Lease as to that portion of the Premises proposed to be covered by a Transfer. Landlord may exercise such right to terminate by giving notice to Tenant at any time within thirty (30) business days after the date on which Tenant has furnished to Landlord all of the items required under Section 14.B. If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Premises (with appropriate demising partitions erected at the expense of Tenant) on the later of (i) the effective date of the proposed Transfer, or (ii) sixty (60) days after the date of Landlord's notice of termination. In the event Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof. Notwithstanding the foregoing, Landlord shall not have the right to terminate this Lease pursuant to the terms of this Section 14(C) as to a portion of the Premises proposed to be sublet by Tenant if the sum of the number of rentable square feet of the space proposed to be sublet plus the number of rentable square feet of all other space in the Premises sublet during the Term is less than fifty percent (50%) of the total number of rentable square feet which comprise the Premises.

D.          Miscellaneous.

(i)          In the event that Landlord fails to exercise any of its options to terminate under this Section 14 and Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within sixty (60) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of this Section 14 before assigning its interest in this Lease or subletting any portion of the Premises.

(ii)         Tenant shall remain fully liable for the performance of all of Tenant's obligations hereunder jointly and severally with any assignee or subtenant (as a primary obligor) notwithstanding any subletting or assignment provided for herein.

(iii)         If Landlord consents to any Transfer, Tenant shall pay to Landlord fifty percent (50%) of all rent and other consideration received by Tenant (less all reasonable out-of-pocket costs and expenses paid by Tenant in connection with consummating such Transfer (including, but not limited to, free rent, build-out costs and brokerage commissions)) in excess of the Rent paid by Tenant hereunder for the portion of the Premises so transferred. Such rent shall be paid as and when received by Tenant.

(iv)         In addition to the processing fee described in Section 16.B, Tenant shall pay to Landlord any third party reasonable attorneys' or other fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer, which fees and expenses shall not exceed One Thousand Five Hundred Dollars ($1,500.00) in the aggregate.

E.         Qualified Tenant Affiliate. Notwithstanding anything to the contrary contained herein, Tenant shall have the right, without Landlord's consent, but with at least thirty (30) days' prior written notice (the "Affiliate Assignment Notice"), to assign this Lease, or sublet all or any portion of the Premises, to a Qualified Tenant Affiliate (hereinafter defined), provided, that the business operations of the proposed assignee or sublessee (which shall be disclosed in the Affiliate Assignment Notice) do not conflict with any exclusivity or other limitation that may be imposed upon Landlord. As used herein, the term "Qualified Tenant Affiliate" shall mean a corporation or other business entity which (i) shall control, be controlled by or be under common control with Tenant or which results from a merger or consolidation with Tenant or which acquires all or substantially all of the business and assets of Tenant, (ii) is of a type and quality consistent with the first-class nature of the Building,  (iii) has the financial capacity and creditworthiness to undertake and perform the obligations of this Lease (or has the financial capacity and creditworthiness to undertake and perform the obligations of the sublease, as applicable), (iv) is not a party by whom any suit or action could be defended on the ground of sovereign immunity; and (v) in the case of a merger, consolidation or asset acquisition, has a net worth and general creditworthiness immediately after such merger, consolidation or asset acquisition at least equal to the net worth and general creditworthiness of Tenant as of the date of this Lease. For purposes of the immediately preceding sentence, "control" shall be deemed to be ownership, directly or indirectly, of more than fifty percent (50%) of the legal and equitable interest of the controlled corporation or other business entity. In the event of any assignment to a Qualified Tenant Affiliate, Tenant shall remain fully liable to perform the obligations of the Tenant under this Lease, such obligations to be joint and several with the obligations of the Qualified Tenant Affiliate as tenant under this Lease.

15.           SURRENDER. Upon termination of the Term or Tenant's right to possession of the Premises, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and tear and damage by fire or other casualty excepted; provided, however, that if Tenant is insured (or required pursuant to this Lease to be insured) for any such damage, Tenant shall, at the election of Landlord, either (ii) apply the insurance proceeds (or the amount Tenant would have received as insurance proceeds had Tenant maintained the insurance required pursuant to this Lease) to repair such damage or (ii) surrender such insurance proceeds (or the amount Tenant would have received as insurance proceeds had Tenant maintained the insurance required by this Lease) to Landlord upon surrender of the Premises. If Landlord requires Tenant to remove any Alterations pursuant to Section 9, then such removal shall be done in a good and workmanlike manner, and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such Alterations. If Tenant does not remove such Alterations after request to do so by Landlord, Landlord may remove the same and restore the Premises, and Tenant shall pay the cost of such removal and restoration to Landlord upon demand. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to termination of the Term or Tenant's right to possession of the Premises. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant, or at Landlord's sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant's expense, which shall be one hundred ten percent (110%) of Landlord's actual cost of removal, without notice to Tenant and without obligation to compensate Tenant except as otherwise required by law. Notwithstanding anything to the contrary contained in this Section 15, Landlord shall only be entitled to require that Tenant remove at the expiration or termination of the Term the following items and restore the affected area to the condition existing prior to the installation of any such items: Alterations or Tenant Work which involve any vault, safe, file systems, interior staircases between floors or similar items or any items that Landlord determines in its reasonable discretion are not typically found in office space in first class office buildings in the Ballston submarket of Northern Virginia or would cost more to remove than typical leasehold improvements such as partitions typically found in office space in first-class office buildings in the Ballston submarket of Northern Virginia. The foregoing provisions of this Section 15 shall not be construed as Landlord's consent to Tenant installing any of the foregoing items and any such installation must be approved by Landlord pursuant to the terms of this Lease.

16.           DEFAULTS AND REMEDIES.

A.           Default. The occurrence of any of the following shall constitute a default (a "Default") by Tenant under this Lease:  (i) Tenant fails to pay any Rent when due and such failure is not cured within five (5) days after its due date, although no legal or formal demand has been made therefor; provided, however, that with respect to the first such failure by Tenant to pay any Rent within any twelve (12) month period, such failure shall not be a Default unless Tenant fails to pay such Rent within five (5) days after Tenant's receipt of written notice of such failure from Landlord; (ii) Tenant fails to perform any other provision of this Lease and such failure is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after notice from Landlord; (iii) the leasehold interest of Tenant is levied upon or attached under process of law; (iv) Tenant abandons or vacates the Premises; or (v) any voluntary or involuntary proceedings are filed by or against Tenant or any Guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within sixty (60) days after filing.

B.           Right of Re-Entry. Upon the occurrence of a Default, Landlord may elect to terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Premises. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord. Tenant grants to Landlord the right to enter and repossess the Premises and to expel Tenant and any others who may be occupying the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law.

C.           Termination of Right to Possession. If Landlord terminates Tenant's right to possession of the Premises without terminating this Lease, Landlord may relet the Premises or any part thereof. In such case, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord shall deem appropriate; provided, however, Landlord may first lease Landlord's other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. Tenant shall reimburse Landlord for the costs and expenses of reletting the Premises, including, but not limited to, all brokerage, advertising, legal, alteration, redecorating, repairing and other expenses incurred to secure a new tenant for the Premises or portion thereof. In addition, if the consideration collected by Landlord upon any such reletting or sale, after payment of the expenses of reletting the Premises or sale of the Building which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

D.          Termination of Lease. If Landlord terminates this Lease, Landlord shall have the option to recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum amount equal to the amount by which Landlord's estimate of the aggregate amount of Rent owing, from the date of such termination through the Expiration Date plus Landlord's estimate of the aggregate expenses of reletting the Premises, exceeds Landlord's estimate of the fair rental value of the Premises for the same period (after deducting from such fair rental value the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant) both discounted to present value at the rate of five percent (5%) per annum.

E.          Other Remedies. Upon a default by Tenant under this Lease, Landlord may, but shall not be obligated to, perform any obligation of Tenant under this Lease, and, if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity; (ii) shall be cumulative; and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Tenant hereby expressly waives any and all rights of redemption, reentry or repossession granted by or under any present or future laws or in equity and any notice to quit or notice of Landlord's intention to re-enter the Premises.

F.          Bankruptcy. If Tenant becomes bankrupt, the bankruptcy trustee shall not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code, and Landlord expressly reserves all of its rights, claims and remedies thereunder.

G.           Waiver of Trial by Jury. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM IN BROUGHT BY EITHER LANDLORD OR TENANT AGAINST THE OTHER IN CONNECTION WITH THIS LEASE AND EACH PARTY ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO CONSULT THEIR COUNSEL IN CONNECTION WITH THIS WAIVER.

H.          Venue. If either Landlord or Tenant, desires to bring an action against the other in connection with this Lease, such action shall be brought in the federal courts located in the Commonwealth of Virginia, or state or local courts located in Arlington County, Virginia. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.

I.          Lien on Personal Property. Landlord reserves its right of distress under the law and shall have a lien upon all the personal property of Tenant moved into the Premises, excluding personal files, as and for security for the obligations of Tenant in this Lease. At Landlord's request, Tenant shall execute all financing statements reasonably required by Landlord to perfect such lien. Landlord may, at any time after Default by Tenant of any obligation to be performed or complied with by Tenant under this Lease, seize and take possession of any and all personal property belonging to Tenant which may be found in and upon the Premises. If Tenant fails to redeem the personal property so seized, by payment of the amount due Landlord under this Lease, then Landlord shall have the right, after ten (10) days' written notice to Tenant, to sell such personal property so seized at public or private sale and upon such terms and conditions as may appear advantageous to Landlord, and after the payment of all proper charges incident to such sale, apply the proceeds thereof to the payment of any balance due to Landlord on account of Rent or other obligations of Tenant pursuant to this Lease. In the event there is a balance realized from such sale, the same shall be paid over to Tenant.

17.          HOLDING OVER. If Tenant retains possession of the Premises after the expiration or termination of the Term or Tenant's right to possession of the Premises, Tenant shall be deemed a tenant by the month. Tenant shall pay Rent during such holding over at one hundred fifty percent (150%) of the Rent in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession. Except as otherwise provided above with respect to the payment of Rent, Tenant shall, as a monthly tenant, be subject to all of the terms, conditions, covenants and agreements of this Lease. Tenant shall give Landlord at least thirty (30) days' written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days' written notice to quit the Premises; provided, however, that if Tenant is in default hereunder, Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived. Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages, consequential as well as direct, sustained by reason of Tenant's holding over. Notwithstanding the foregoing provisions of this Section 17, in the event that Tenant shall hold over as set forth in the first sentence of this Section 17 and if Landlord shall desire to regain possession of the Premises, then Landlord, at its option, may forthwith reenter and take possession of the Premises by any legal process in force in the Commonwealth of Virginia.

18.          SECURITY DEPOSIT.

A.          Amount. Upon execution of this Lease, Tenant shall deposit the security deposit set forth in Item 9 of the Schedule (the "Security Deposit") with Landlord as security for the performance of Tenant's obligations under this Lease.

B.          Security. Such Security Deposit shall be considered as security for the payment and performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease.

C.          Form. Such Security Deposit may, at Tenant's option, be deposited by Tenant with Landlord in the form of cash or Tenant shall deliver to Landlord an irrevocable standby letter of credit (the "Letter of Credit"), in the amount set forth in Item 9 of the Schedule. If Tenant elects to provide the Letter of Credit as such Security Deposit, Tenant shall maintain the Letter of Credit in full force and effect throughout the entire term of this Lease and until sixty (60) days after the end of the calendar year in which the Expiration Date occurs, and shall cause the Letter of Credit to be renewed or replaced not less than sixty (60) days prior to its expiry date. The Letter of Credit shall (i) be unconditional, irrevocable, transferable, payable to Landlord on sight at a metropolitan Washington, D.C. area financial institution, in partial or full draws, (ii) be substantially in the form attached hereto and incorporated herein as Exhibit F, and otherwise be in form and content reasonably acceptable to Landlord, (iii) shall be issued by a financial institution reasonably acceptable to Tenant and Landlord, and (iv) contain an "evergreen" provision which provides that it is automatically renewed on an annual basis unless the issuer delivers sixty (60) days' prior written notice of cancellation to Landlord and Tenant. Any and all fees or costs charged by the issuer in connection with the Letter of Credit shall be paid by Tenant.

D.          Right to Draw.

1.          If the Security Deposit is in the form of cash, in the event of any Default by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to apply all or any portion of the Security Deposit to compensate Landlord (whether in whole or in part) for such default, in which event, within five (5) business days thereafter, Tenant shall be obligated to deposit with Landlord the amount necessary to restore the balance of the Security Deposit to its original amount; provided, however, neither the application of the Security Deposit as set forth above nor the payment by Tenant to restore such Security Deposit shall operate to cure such default or to estop Landlord from pursuing any remedy to which Landlord would otherwise be entitled, unless and until Tenant has fully compensated Landlord for any damage resulting from such default and Tenant has restored any Security Deposit and otherwise complied with the terms hereof.

2.            If the Security Deposit is in the form of a Letter of Credit, Landlord shall have the right to draw upon the Letter of Credit in whole or in part and apply the proceeds thereof as may be necessary to compensate Landlord for any Default under this Lease on the part of Tenant, and Tenant, within five (5) business days after Landlord delivers written demand therefor to Tenant, shall forthwith restore the Letter of Credit to its original amount; provided, however, neither the application of the Security Deposit as set forth above nor the restoration by Tenant of such Security Deposit shall operate to cure such Default or to estop Landlord from pursuing any remedy to which Landlord would otherwise be entitled, unless and until Tenant has fully compensated Landlord for any damage resulting from such Default and Tenant has restored any Security Deposit and otherwise complied with the terms hereof. Should Landlord elect to draw the full amount of the Letter of Credit upon a Default by Tenant, Tenant expressly waives any right it might otherwise have to prevent Landlord from drawing on the Letter of Credit and agrees that an action for damages and not injunctive or other equitable relief shall be Tenant's sole remedy in the event Tenant disputes Landlord's claim to any such amounts.

3.            Landlord shall also have the right to draw upon the Letter of Credit in any of the following circumstances (which circumstances described in items (i) and (ii), below, shall apply to all issuers, including without limitation the issuer of the original Letter of Credit): (i), if the total assets of the issuer of the Letter of Credit are at anytime less than Three Billion Dollars ($3,000,000,000.00), or such issuer has a Standard & Poor's commercial paper rating of less than A-1 (provided if at anytime the current Standard & Poor's commercial paper rating system is no longer in existence, a comparable rating of a comparable commercial paper rating system from a comparable company shall be selected by Landlord, in its reasonable discretion, for purposes of this Section 18) and Tenant fails to deliver to Landlord a replacement Letter of Credit complying with the terms of this Lease within thirty (30) days of request therefor from Landlord, (ii) if the issuer of the Letter of Credit shall enter into any supervisory agreement with any governmental authority, or the issuer of the Letter of Credit shall fail to meet any capital requirements imposed by applicable law, and Tenant fails to deliver to Landlord a replacement Letter of Credit complying with the terms of this Lease within thirty (30) days of request therefor from Landlord, or (iii) if Tenant fails to provide Landlord with any renewal or replacement Letter of Credit complying with the terms of this Lease at least sixty (60) days prior to expiration of the then-current Letter of Credit, In the event the Letter of Credit is drawn upon due solely to the circumstances described in the foregoing clauses (i), (ii) or (iii), the amount drawn shall be held by Landlord without interest as a Security Deposit to be otherwise retained, expended or disbursed by Landlord for any amounts or sums due under this Lease to which the proceeds of the Letter of Credit could have been applied pursuant to this Lease, and Tenant shall be liable to Landlord for restoration, in cash or Letter of Credit complying with the terms of this Lease, of any amount so expended to the same extent as set forth in this Section 18.

E.           Right to Pledge or Assign. Landlord shall have the right to pledge or assign its interest in the Security Deposit and proceeds thereof to any lender holding a security interest in the Premises. In the event of any sale or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the Security Deposit to such purchaser or transferee, in which event such purchaser or transferee shall hold, use and apply the Security Deposit and proceeds thereof in accordance with the covenants, terms and conditions of this Lease, Tenant shall look solely to the new landlord for the return of the Security Deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such Security Deposit, provided that the Landlord has transferred such Security Deposit to such purchaser or transferee and that such purchaser or transferee has actually received such Security Deposit. No mortgagee or other purchaser of any or all of the Building at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all of such sums or the return of any Security Deposit (or any other or additional Security Deposit or other payment made by Tenant under the provisions of this Lease), unless Landlord has actually delivered the Security Deposit, or proceeds thereof, to such mortgagee or purchaser, and in no event shall any mortgagee at any such foreclosure proceedings have a claim against the Security Deposit or the proceeds thereof to apply same to cure any default of Landlord under the mortgage documents which are the subject of the foreclosure proceedings. If the Security Deposit is in the form of a Letter of Credit and if requested by any such mortgagee or other purchaser, Tenant shall obtain an amendment to the Letter of Credit which names such mortgagee or other purchaser as the beneficiary thereof in lieu of Landlord. This Security Deposit shall not be transferable by Tenant to any assignee or subtenant, but shall be held and returned directly to Tenant.

F.           Reservation of Rights. No right or remedy available to Landlord as provided in this Section 18 shall preclude or extinguish any other right to which Landlord may be entitled. In furtherance of the foregoing, it is understood that in the event Tenant fails to perform its obligations to take possession of the Premises on the Commencement Date, any amounts recovered from the Security Deposit shall not be deemed liquidated damages. Landlord may apply such sums to reduce Landlord's damages and such application of funds shall not in any way limit or impair Landlord's right to seek or enforce any and all other remedies available to Landlord to the extent allowed hereunder, at law or in equity.

G.           Return of Security Deposit. If no default by Tenant exists hereunder, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after the expiration of the Term and vacation of the Premises by Tenant.

19.           SUBSTITUTION OF OTHER PREMISES. During the Term, from time to time, Landlord may substitute for the Premises other premises in the Building (the "New Premises"), provided that the New Premises shall be of equal or greater quality and kind. Landlord shall pay all reasonable expenses incurred by Tenant in connection with such relocation, including but not limited to costs of moving, door lettering, telephone relocation, reasonable quantities of new stationery and for improving the New Premises so that they are substantially similar to the Premises.

20.           ESTOPPEL CERTIFICATE. Tenant agrees that, from time to time upon not less than ten (10) days' prior request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate in the form attached hereto as Exhibit D or such other certificate as reasonably requested by Landlord (to the extent such certificate is accurate), it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee or other person having or acquiring an interest in the Property. If Tenant fails to execute and deliver any such certificate within ten (10) business days after written request, Tenant shall be deemed to have irrevocably appointed Landlord and Landlord's beneficiaries as Tenant's attorneys-in-fact, coupled with an interest, to execute and deliver such certificate in Tenant's name.

21.           FINANCING.

A.           Subordination. This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Building, now or hereafter existing, and all amendments, renewals and modifications to any such lease, and (ii) the lien of any mortgage or deed of trust now or hereafter encumbering fee title to the Property (or any part thereof) or the leasehold estate, or both, under any such lease, and all amendments, renewals and modifications to any such mortgage or deed of trust, unless such ground lease or ground lessor, or mortgage or mortgagee, expressly provides or elects that this Lease shall be superior to such lease or mortgage. If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the mortgagee, holder or lessor, as the case may be, Tenant will attom to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be, and at the request of such purchaser enter into a new lease with such purchaser or lessor with the identical terms and conditions of this Lease. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination or attornment, or both; provided, however, that Tenant agrees upon request by any such mortgagee, holder, lessor or purchaser at foreclosure, to execute and deliver such subordination or attornment, or both, instruments as may be required by such person to confirm such subordination or attornment, or both, or any other documents required to evidence superiority of the ground lease or mortgage, should ground lessor or mortgagee elect such superiority. If Tenant fails to execute and deliver any such instrument or document within ten (10) business days after request, Tenant shall be deemed to have irrevocably appointed Landlord and Landlord's beneficiaries as Tenant's attorneys-in-fact, coupled with an interest, to execute and deliver such instrument or document in Tenant's name.

B.          Mortgagee Requirements. Tenant agrees to give any beneficiary of a mortgage or lessor under a ground lease, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such beneficiary or lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then such mortgagees and/or lessor shall have a reasonable period of time thereafter to commence and diligently pursue the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary, to effect such cure), in which event Tenant shall not take any action to remedy such default, abate any Rent and or to terminate this Lease (in each such case only to the extent it has a right to do so) while such remedies are being so diligently pursued. In the event of the sale of the Building, by foreclosure or deed in lieu thereof, or the termination of any ground lease, the purchaser at such sale or lessor shall only be responsible for the return of any Security Deposit to the extent that such purchaser or lessor actually receives such Security Deposit. Tenant further agrees that any such purchaser or lessor shall not be bound by (i) any payment of Rent for more than one (1) month in advance, (ii) any amendment or modification of this Lease made without the consent of Landlord's mortgagee or such purchaser or lessor or (iii) any acts, omissions, events or conditions arising prior to the time any such successor becomes the record owner of the Building.

22.           QUIET ENJOYMENT. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease. The loss or reduction of Tenant's light or view will not be deemed a disturbance of Tenant's occupancy of the Premises nor will it affect Tenant's obligations under this Lease or create any liability of Landlord to Tenant. Additionally, no disturbance of Tenant's occupancy of the Premises by other occupants or tenants of the Building, including any noise or odors, will affect Tenant's obligations under this Lease or create and liability of Landlord to Tenant, although Landlord agrees to use its reasonable efforts to alleviate such disturbance upon notice from Tenant to Landlord thereof.

23.           BROKER. Tenant represents to Landlord that Tenant has dealt only with the broker(s) set forth in Item 10 of the Schedule (collectively the "Broker") in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord and Landlord's beneficiaries and agents harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Tenant in connection with this Lease. Landlord agrees to pay the Broker, or to cause Landlord's Broker to pay Tenant's Broker, a commission in accordance with separate agreements to which it or its Broker is a party.

24.           NOTICES. All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the following addresses:

If to Landlord:                                                         c/o Monument Realty LLC
1700 K Street, NW Suite 600
Washington, DC 20006

Attention: Mr. Michael J. Darby

With courtesy copy to:                                          Holland & Knight LLP
2099 Pennsylvania Avenue, N.W.
Suite 100
Washington, D.C.   20006-6801

Attention: David C. Silver, Esquire

If to Tenant:                                                             At the Premises
Attention: Lavi De Silva

or at such other address as either party may hereafter designate in accordance with this Section 24. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service that provides receipts. Notices shall be considered to have been given upon the earliest to occur of actual receipt, three (3) business days after posting in the United States mail in the manner specified above or one (1) business day following delivery to such courier service. In the event that Tenant requests that more than one (1) person or address receive notices on its behalf hereunder, Landlord shall use commercially reasonable efforts to send notices to all requested parties; however, it shall not be a condition to the effectiveness of any notice that more than one (1) person or address receive such notices.

25.           PARKING. Tenant shall have the right to 1.7 parking contracts per 1,000 rentable square feet in the Premises made available to it by Landlord and/or the parking operator (as Landlord may determine). The contracts will be applicable to unreserved spaces in the underground parking structure serving the Building. Tenant shall purchase each parking contract from Landlord and/or the parking operator (as Landlord may determine) at the prevailing rates, terms and conditions as established by Landlord and/or the parking operator from time to time. The current monthly rate for unreserved parking spaces is Eighty Dollars ($80.00) for a five (5) day pass or One Hundred Four Dollars ($104.00) for a seven (7) day pass. Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the underground parking structure serving the Building, and shall at all times abide by all reasonable rules and regulations promulgated by Landlord or the parking garage operator governing the use of the Building's underground parking structure. It is understood and agreed that Landlord has no responsibility to provide security to the Building's underground parking structure and shall not be responsible for any theft of any property from the parking structure. It is also understood and agreed that Landlord does not assume any responsibility for any damage or loss to any automobiles parked in the Building's underground parking structure or to any personal property located therein, or for any injury sustained by any person in or about the Building's underground parking structure, except in the event of the negligence or willful misconduct of Landlord or Landlord's agents or employees.

26.           MISCELLANEOUS.

A.           Successors and Assigns. Subject to Section 14 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns, and all references herein to Landlord and Tenant shall be deemed to include all such parties.

B.           Entire Agreement. This Lease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Lease including those described in Item 11 of the Schedule, represent the complete agreement between Landlord and Tenant, and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

C.          Time of Essence. Time is of the essence of this Lease and each and all of its provision.

D.          Execution, Delivery and Authority. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein which offer may not be revoked for fifteen (15) days after such delivery. Tenant hereby represents and warrants that the individual signing this Lease is duly authorized to execute and deliver this Lease on behalf of Tenant and that Tenant is a duly organized entity under the laws of the state of its formation, is qualified to do business in the Commonwealth of Virginia, is in good standing under the laws of the state of its formation and the laws of the Commonwealth of Virginia, and has the power and authority to enter into this Lease, and that all action requisite to authorize Tenant to enter into this Lease has been duly taken.

E.          Severability. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

F.          Governing Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

G.          Attorneys' Fees. Tenant shall pay to Landlord all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Landlord in enforcing this Lease or incurred by Landlord as a result of any litigation to which Landlord becomes a party as a result of this Lease. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party the fees of its attorneys in such action or proceeding in such amount as the court may judge to be reasonable for such attorneys' fees.

H.           Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

I.           Force Majeure. Landlord or Tenant, as the case may be, shall not be in default hereunder and the other party hereto shall not be excused from performing any of its obligations hereunder if Landlord or Tenant, as the case may be, is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond such party's reasonable control; provided, however, that no event or cause shall relieve Tenant of its obligations hereunder to make full and timely payments of Rent as provided herein or extend any time period for the fulfillment of Tenant's obligations set forth in Exhibit B attached hereto.

J.           Captions. The headings and titles in this Lease are for convenience only, and shall have no effect upon the construction o interpretation of this Lease.

K.           No Waiver. No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

L.           Limitation of Liability; Effect of Sale. Any liability of Landlord in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises shall be limited solely to its interest in the Property; provided, however, upon any sale of the Building, Tenant shall be entitled to look to the net proceeds of the sale (i.e., after all commissions, closing costs, liens and other costs associated with the sale have been satisfied) solely for the satisfaction of any claim brought by Tenant against Landlord. In no event shall any personal liability be asserted against Landlord in connection with any such claim nor shall any recourse be had to any other property or assets of Landlord. No property owned by any member, partner or other owner of Landlord, or any of their or Landlord's employees, officers, directors, shareholders, members or partners, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant in connection with any such claim. Landlord and any successor will be relieved of its obligations accruing after any sale of the Building or Premises and Tenant will look solely to the successor for performance of those obligations, provided such purchaser assumes or is deemed to have assumed all of the obligations of Landlord under this Lease. Notwithstanding anything contained in this Lease to the contrary (including without limitation, the provisions of Section 11.B hereof), in no event shall Landlord be liable to Tenant on account of any claims for lost business or profits or any indirect or consequential losses or damages or any punitive damages.

M.           No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

N.           Financial Statements. Tenant (and any guarantor of this Lease), within fifteen (15) business days after Landlord delivers to Tenant (or such guarantor) written request therefor ("Landlord Financial Statement Request"), will provide Landlord with a copy of its most recent financial statements, consisting of a Balance Sheet, Earnings Statement, Statement of Changes in Financial Position, Statement of Changes in Owner's Equity, and related footnotes, prepared in accordance with generally accepted accounting principles. Such financial statements must be either certified by a certified public accountant or sworn to as to their accuracy by Tenant's (or the guarantor's, if applicable) chief financial officer. The financial statements provided must be as of a date not more than twelve (12) months prior to the date of request. Landlord shall retain such statements in confidence, but may provide copies to lenders and potential lenders as required. In no event shall Landlord make more than one Landlord Financial Statement Request in any twelve (12) month period, unless such request is made on behalf of Landlord's lender, potential lender or a potential purchaser of the Building, or unless such request in made while Tenant is in default hereunder.

O.          USA Patriot Act and Anti-Terrorism Laws. Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the "Anti-Terrorism Laws"), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order") and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the "USA Patriot Act"). Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a "Prohibited Person," which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support "terrorism" as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a "specially designated national and blocked person" on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/tl lsdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above. At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant's compliance with this Section 26.0.

27.            COMMUNICATION DEVICES.

A.          Tenant shall have the non-exclusive right to use a portion of the roof of the Building (and a portion of the Building risers) for the installation of communications devices, the number and type of which shall be approved by Landlord in accordance with the terms of this Section 27, and conduit, cabling and wiring associated therewith (collectively, the "Communication Devices"), provided that (i) the Communication Devices are permitted under the laws, rules and regulations of the Federal Communications Commission, the Federal Aviation Administration and the Commonwealth of Virginia and any other governmental and quasi-governmental authorities having jurisdiction over the Building or the Landlord, (ii) the Communication Devices conform to all such laws, rules and regulations, (iii) Tenant has obtained all permits, licenses, variances, authorizations and approvals that may be required in order to install such Communication Devices and any insurance reasonably required by Landlord, (iv) the Communication Devices do not weigh more than the weight that Landlord shall reasonably determine is appropriate for the roof (which Landlord shall specify to Tenant upon Tenant's written request), (v) Tenant shall have obtained Landlord's prior written consent, which consent shall not be unreasonably withheld, (vi) Tenant installs any screen or other covering for the Communication Devices that Landlord in its reasonable discretion may require (the size, type and style of which shall be subject to Landlord's prior written approval) in order to camouflage or conceal the Communication Devices, (vii) Tenant shall pay Landlord (within thirty (30) days after demand therefor) an amount equal to all reasonable, out-of-pocket costs incurred by Landlord to have an engineer review the plans and specifications for the Communication Devices, the location specifications for the Communication Devices and the plans, specifications and method for attaching the Communication Devices to the Building, and (viii) the Communication Devices do not adversely affect any antenna or other equipment that is on the roof of the Building. In addition, the style, color, materials, exact location, number and method of installation of the Communication Devices must be approved by Landlord (in its reasonable discretion). Tenant shall maintain the Communication Devices in good condition and repair and in compliance with all applicable laws, rules, regulations and requirements. The rights set forth in this Section 27 shall be personal to Bridgeline Software, Inc. and shall not be transferable to any other third party, tenant, subtenant or assignee.

B.          Prior to or contemporaneous with requesting Landlord's approval of the installation of the Communication Devices, Tenant shall provide to Landlord:  (i) plans and specifications for the Communication Devices (including the size, number, location, height, weight and color thereof) and plans and specifications for installation thereof; (ii) copies of all required governmental and quasi-governmental permits, licensees, special zoning variances, and authorizations, all of which Tenant shall obtain at its own cost and expense; and (iii) a policy or certificate of insurance evidencing such insurance coverage as may reasonably be required by Landlord for the installation, operation and maintenance of the Communication Devices and sufficient to cover, among other things, the indemnities from Tenant to Landlord provided in the Lease. Landlord may withhold its approval of the installation of any or all of the Communication Devices if the installation, operation or removal of any or all of the Communication Devices may (a) damage the structural integrity of the Building or void any warranty or guaranty applicable to the roof or Building, (b) interfere with any service provided by Landlord to the Building or any tenant or occupant thereof, (c) interfere with the use of any part of the Building by any tenant or occupant in the Building, (d) cause the violation of any zoning ordinance or other governmental or quasi-governmental law, rule or regulation applicable to the Building, or (e) reduce the amount of leasable space in the Building. Tenant shall not be entitled to rely on any such approval as being a representation by Landlord that such installation and operation is permitted by or in accordance with any zoning ordinance or other governmental or quasi-governmental law, rule or regulation applicable to the Building.

C.           Landlord, at its sole option and discretion, may require Tenant, at any time prior to the expiration of the Lease, to terminate the operation of any or all of the Communication Devices if they are causing physical damage to the structural integrity of the Building or voids any warranty or guaranty applicable to the roof or the Building, interfering with any other service provided by the Building, interfering with any other tenant's business, or causing the violation of any condition or provision of the Lease or any governmental or quasi-governmental law, rule or regulation applicable to the Building (now or hereafter in effect). If, however, Tenant can correct the damage or prevent said interference caused by the Communication Devices to Landlord's reasonable satisfaction within thirty (30) days, Tenant may restore its operation so long as Tenant promptly commences to cure such damage and diligently pursues such cure to completion. If the Communication Devices are not completely corrected and restored to operation within thirty (30) days, Landlord, at its sole option, may require that any or all of the Communication Devices which fail to comply with the terms of this lease be removed at Tenant's expense. If Landlord or any other tenant or occupant in the Building shall require that any of the Communication Devices be moved to another location on the roof, either to accommodate Landlord or to provide other tenants or occupants in the Building with access to the roof or the Property for placement of other antennas, other electrical equipment or other Landlord-approved uses or installations, Landlord shall have the right, at its sole expense, to relocate same to another place on the roof, provided that such new location does not materially adversely affect the operation of such Communication Device.

D.           At the expiration or earlier termination of the Term or upon termination of the operation of the Communication Devices, at Tenant's sole cost, the Communication Devices and all cabling and other equipment relating thereto shall be removed from the Building and the area where the Communication Devices were located shall be restored to its condition existing prior to such installation in a manner and with materials reasonably determined by Landlord. Tenant hereby authorizes Landlord to remove and dispose of the Communication Devices and charge Tenant for all reasonable, out-of-pocket costs and expenses incurred by Landlord in connection therewith. Tenant agrees that Landlord shall not be liable for any property disposed of or removed by Landlord. Tenant's obligation to perform and observe this covenant shall survive the expiration or earlier termination of the term of the Lease.

E.           Tenant covenants and agrees that the installation, operation and removal of the Communication Devices will be at its sole risk. Tenant covenants and agrees absolutely and unconditionally to indemnify, defend and hold Landlord harmless from and against all claims, actions, damages, liability, judgments, settlements, costs and expenses (including attorneys' fees and expenses) in connection with the loss of life, personal or bodily injury, damage to property or business or any other loss or injury arising out of the installation, operation, maintenance or removal of the Communication Devices, including without limitation, any loss or injury resulting from transmissions from the Communication Devices, except, in each case, to the extent such loss or damage results from the negligence or willful misconduct of Landlord, its employees or agents.

28.           SUPPLEMENTAL HVAC UNIT. Landlord and Tenant hereby expressly acknowledge and agree that Landlord shall, as part of the Tenant Work and in accordance with the Tenant Plans (as such term is defined in Exhibit B attached hereto): (i) install in the Premises that certain supplemental HVAC unit (the "Supplemental HVAC Unit") more particularly described in the Tenant Plans, which installation shall comply with applicable law; (ii) connect the Supplemental HVAC Unit to the Building's condenser water loop; and (iii) install a check meter to measure the electricity consumed by the Supplemental HVAC Unit (the "Check Meter"). Upon the installation of the Supplemental HVAC Unit: (1) the Supplemental HVAC Unit shall be in good working order and repair; and (2) Landlord shall assign to Tenant any and all warranties relating to the operation or installation of the Supplemental HVAC Unit (or if such assignment is not permitted, Landlord shall, upon Tenant's request, enforce such warranties). Provided Landlord has complied with the foregoing provisions of this Section 28, then, throughout the Term, Tenant shall (A) cause the Supplemental HVAC Unit to comply with all applicable laws, statutes and ordinances; (B) cause engineers, including environmental engineers, acceptable to Landlord to inspect the Supplemental HVAC Unit at least once a year to insure that such equipment is functioning properly; (C) maintain the Supplemental HVAC Unit in good order and repair; (D) maintain insurance coverages with respect thereto as are reasonably required by Landlord from time to time; and (E) maintain all permits and governmental approvals necessary for the operation of the Supplemental HVAC Unit. Tenant shall immediately report to Landlord if Tenant determines that the Supplemental HVAC Unit is not functioning properly, is leaking or is in violation of any applicable laws. Tenant shall promptly repair all equipment malfunctions or violations of law arising out of the operation of the Supplemental HVAC Unit.  Tenant shall enter into annual service contracts with reputable engineering firms, including environmental engineering firms, for the inspection, maintenance and repair of the Supplemental HVAC Unit, and Tenant shall provide such service contracts to Landlord on demand. Should Tenant fail to properly maintain or repair such equipment or fail to enter into the service contracts described above, Landlord may, but shall not be obligated to, undertake such maintenance or repairs or enter into such service contracts, and all such reasonable costs shall constitute additional rent under the Lease. At the expiration or earlier termination of the Term, Tenant shall surrender the Supplemental HVAC Unit with the Premises. Within ten (10) days after receipt of an invoice therefor, Tenant shall pay Landlord for (a) all water utilized by the Supplemental HVAC Unit; and (b) all electricity consumed by the Supplemental HVAC Unit, as measured by the Check Meter.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this deed of Office Space Deed of Lease under seal in a manner sufficient to bind them as of the day and year first above written.

LANDLORD:

NDH li Point LLC, a Delaware limited liability company

By:     The Prudential Insurance Company of
America, a New Jersey Corporation, its sole
member

By:  /s/ Margot Sorrentino [seal]
  Name:  Margot Sorrentino
  Title:    Second Vice President

TENANT:

Bridgeline Software, Inc., a Delaware corporation

By:  /s/ Gary M. Cebula [seal]
      Name:  Gary M. Cebula
  Title:    CFO

EXHIBIT A

FLOOR PLAN OF PREMISES; FINAL SPACE PLAN

[FLOOR PLAN DIAGRAM]

EXHIBIT B

WORK AGREEMENT

This Work Agreement is attached to and made a part of that certain Office Space Deed of Lease (the "Lease"), between NDH II Point LLC, a Delaware limited liability company ("Landlord"), and Bridgeline Software, Inc., a Delaware corporation ("Tenant"). for the premises (the "Premises") described therein and consisting of approximately 4,801 rentable square feet of office space in the building located at 4300 Wilson Boulevard, Arlington, Virginia (the "Building"). The terms used in this Exhibit B that are defined in the Lease shall have the same meanings as provided in the Lease.

1.           General.

1.1	Purpose. This Work Agreement sets forth the terms and conditions governing the design, permitting and construction of the Tenant Work (hereinafter defined) to be installed in the Premises.

1.2
Tenant's Representative. Tenant acknowledges that Tenant has appointed Mr. Marc Berman of InterPlan as its authorized representative ("Tenant's Representative') with full power and authority to bind Tenant for all actions taken with regard to the Tenant Work. Tenant hereby ratifies all actions and decisions with regard to the Tenant Work that the Tenant's Representative may have taken or made prior to the execution of this Work Agreement. Landlord shall not be obligated to respond to or act upon any plan, drawing, change order or approval or other matter relating to the Tenant Work until it has been executed by Tenant's Representative. Neither Tenant nor Tenant's Representative shall be authorized to direct Landlord's general contractor with respect to the Tenant Work. In the event that Landlord's general contractor performs any such work under the direction of Tenant or Tenant's Representative, then Landlord shall have no liability for the cost of such work, the cost of corrective work required as a result of such work, any delay that may result from such work, or any other problem in connection with such work.

2.           Work and Materials.

2.1
Tenant Improvements; Improvement Allowance. Landlord, at Tenant's expense, shall construct the Premises in accordance with the Tenant Plans. Tenant Plans shall be conclusive as to the entire scope of work to be performed by Landlord ("Tenant Work"). The Tenant Work shall incorporate all of the Required Minimum Standards for Tenant Work as set forth in Exhibit B-1 hereof. Landlord agrees to provide Tenant with a maximum contribution not to exceed Fifty Dollars ($50.00) per rentable square foot of the Premises which is equal to a total of Two Hundred Forty Thousand Fifty Dollars ($240,050.00) for the Tenant Work ("Improvement Allowance"). The Improvement Allowance may be applied against work, services and materials (including moving related costs (excluding legal fees), architectural and design costs, the cost of Tenant's furniture and the cost of data and voice cabling and wiring installed in the Premises) which are incurred in connection with Landlord's construction of the Tenant Work (including Landlord's Administrative Fee (hereinafter defined), except as otherwise expressly set forth herein. Tenant shall pay an administrative fee ("Landlord's Administrative Fee") to compensate Landlord for reviewing the Tenant Plans and managing the Tenant Work in an amount equal to five percent (5%) of the Hard Construction Costs (hereinafter defined). Landlord's Administrative Fee shall first be deducted from the Improvement Allowance and Landlord shall pay the remaining Improvement Allowance directly to the contractor(s) performing the Tenant Work. As used herein, the term "Hard Construction Costs" means the cost of all materials, labor and services incurred in connection with the performance of the Tenant Work, including, without limitation, the cost of all permits and licenses, contractors' overhead and profit, insurance, bonds incurred in connection therewith, but not including the costs of architectural and design services. To the extent the full Improvement Allowance is not used by Tenant for the purposes set forth herein as of the occurrence of the Commencement Date and Tenant taking possession of the entire Premises, then the balance thereof shall be retained by Landlord and Tenant shall have no rights with respect thereto.

3.           Architect and Engineers for Tenant Work. Tenant shall employ an architect reasonably acceptable to Landlord (the "Leasehold Architect") to prepare all plans for the Tenant Work. Tenant shall employ engineers (the "Leasehold Engineers") reasonably acceptable to Landlord to prepare the engineering drawings relating to the Tenant Work.

4.           Plans for the Tenant Work.

4.1
Landlord and Tenant hereby acknowledge and agree that the space plan attached to the Lease as Exhibit A showing, inter alia, the layout of the Premises upon completion of the Tenant Work, has been approved by Landlord and Tenant (the "Final Space Plan").

4.2	Intentionally Omitted.

4.3
On or before August 18, 2008, Tenant shall cause the Leasehold Architect and the Leasehold Engineers to prepare final construction documents (including without limitation, all mechanical, electrical, telephone, finishes selections and fire/life safety plans and specifications) for the Tenant Work (the "construction documents"), and Tenant shall approve such construction documents in writing and submit such construction documents to Landlord for its approval, which construction documents shall be based upon the Final Space Plan. If Landlord has any comment with respect to the construction documents, Landlord shall make such comments known to Tenant in writing within five (5) business days following submission of the construction documents to Landlord. If Landlord desires that the construction documents be modified in any manner, then Tenant shall, within three (3) business days after Landlord indicates the revisions required to the construction documents, make such revisions and resubmit the construction documents to Landlord for its approval. The construction documents for the Tenant Work that have been submitted by Tenant and approved by Landlord shall be referred to herein as the "Tenant Plans".

4.4
All Tenant Plans for the Tenant Work shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, except that Landlord shall have complete discretion with regard to granting or withholding approval of Tenant Plans to the extent they impact the Building's structure, materially impact the base Building systems or would be visible from the exterior of the Building or any common area within the Building. Any changes, additions or modifications that Tenant desires to make to the Tenant Plans also shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld except as provided above for Building structure, system or appearance impact.  Notwithstanding the foregoing, Tenant shall be solely responsible for the content of the Tenant Plans and coordination and conformity of the Tenant Plans with base building design and specifications. In addition, Landlord's approval of the Tenant Plans shall not constitute a warranty, covenant or assurance by Landlord that (i) any equipment or system shown thereon will have the features or perform the functions for which such equipment or system was designed; (ii) the Tenant Plans satisfy applicable code requirements; (iii) the Tenant Plans are sufficient to enable Landlord's contractor to obtain a building permit for the Tenant Work; or (iv) the Tenant Work described thereon will not interfere with, and/or otherwise adversely affect, base Building systems. Tenant shall be solely responsible for the Tenant Plans' compliance with all applicable laws, rules and regulations of any governmental entity having jurisdiction over the Building and the Premises.

4.5
Tenant shall pay the cost of preparing the Tenant Plans. Promptly after the construction documents have been approved by Landlord, Tenant shall provide to Landlord a CAD diskette of the construction documents and, upon any revisions to the construction documents pursuant to this Work Agreement, provide to Landlord a CAD diskette of the revised construction documents.

Exhibit B, Page 2

4.6
If Landlord requests any additional information or clarifications from Tenant regarding the Tenant Work or the Tenant Plans, Tenant shall provide such information or respond to such inquiries, as requested, within three (3) business days after such request.

4.7
Once the Lease has been fully executed, Landlord and Tenant intend for each deadline expressed in this Work Agreement to bind the parties even if any such deadline is before the date the Lease is executed.

5.           Pricing and Construction.

5.1
Selection of Contractor. Within ten (10) business days after approval by Landlord of the Tenant Plans, Landlord shall solicit bids for the Tenant Work from general contractors selected by Landlord. Landlord shall select the general contractor for the Tenant Work (the "General Contractor"). Landlord shall request that the General Contractor solicit bids for performance of each of the major trades contained within the Tenant Work from at least three (3) licensed subcontractors (at least two (2) of which shall be designated by Landlord and one (1) of which shall be designated by Tenant and reasonably approved by Landlord (provided that, if Tenant does not give Landlord its designation within three (3) business days after Landlord requests such designation, then Tenant shall be deemed to have waived its right to make any such designation); provided, however, the General Contractor shall be required to utilize the subcontractors reasonably designated by Landlord for each of the following work: electrical, mechanical, plumbing, structural, heating, ventilating and air conditioning, roofing, glazing and sprinkler and life/safety work.

5.2
Cost Estimate. Within ten (10) business days after approval of the construction documents by Landlord, Landlord shall submit to Tenant a written estimates of the total cost of the Tenant Work (the "Cost Estimate"). The Cost Estimate shall include all amounts charged by Landlord's contractor for performing all work and providing all materials in connection with the Tenant Work (including Landlord's general contractor's general conditions, overhead and profit, as well as permit fees, and Landlord's Administrative Fee). The amount, if any, by which the Cost Estimate exceeds the Improvement Allowance (as hereinafter defined) shall be referred to herein as "Excess Cost."

5.3
Acceptance of Cost Estimate; Value Engineering. Tenant, within five (5) days after receipt of the Cost Estimate, shall notify Landlord as to whether Tenant (i) accepts such Cost Estimate and wishes Landlord to commence the Tenant Work; or (ii) wishes to redesign the Premises so as to reduce the Excess Cost, if any. In the event Tenant wishes to redesign the Premises so as to reduce the Excess Cost:

(a)	said redesign shall be preformed at Tenant's sole expense;

(b)
said redesign (including revisions to the Tenant Plans) shall be completed and submitted to Landlord for approval within ten (10) days after Tenant's notice to Landlord that it wishes to redesign the Premises so as to reduce the Excess Cost;

(c)	any delay resulting from said redesign shall be deemed a Tenant Delay; and

(d)	said redesign shall be conclusive and binding on Tenant.

In the event Tenant elects not to redesign the Premises or to partially redesign the Premises, any remaining Excess Cost shall be paid for in full by Tenant within five (5) business days after Tenant's receipt of the Cost Estimate (or within 5 business days after Tenant's receipt of a revised Cost Estimate, if Tenant redesigns the Premises). Landlord shall not be obligated to commence any work until such Excess Cost is paid, and any delay in such payment shall be deemed a Tenant Delay.

5.4
Construction. After approval of the construction documents and the Cost Estimate, Landlord shall administer the construction of the Tenant Work in accordance with the approved construction documents and any change orders approved by Landlord. All Tenant Work shall be constructed by Landlord's general contractor with the exception of

Exhibit B, Page 3

those items constructed by Tenant or Tenant's contractor or vendor (collectively, "Tenant's Special Equipment") which shall be limited to telephone equipment, computer equipment, specialized office equipment wiring, cabling, systems furniture, signage audio/visual equipment and wiring. Landlord's prior written approval shall be required of any and all Tenant Special Equipment and any other equipment installed by Tenant or any vendor or contractor of Tenant and any equipment required to be installed by Landlord pursuant to the Tenant Plans.

6.
Change Orders. If Tenant request any change or addition to the work or materials to be provided by Landlord pursuant to this Exhibit B after Landlord's approval of the construction documents, Tenant shall submit with such request revised construction documents for Landlord's approval. Landlord shall respond to Tenant's request for consent no event later than five (5) business days after it being made. If Landlord approves such a request, Landlord shall as soon as practicable after such approval notify Tenant of the cost of such change order and the delay in substantial completion of the Tenant Work in the Premises, if any, due to the change order which would be Tenant's sole responsibility. All additional expenses attributable to any change order requested by Tenant and approved by Landlord, whether or not such change order relates to improvements paid for under the Tenant Work, shall be payable by Tenant, along with an additional construction administrative fee equal to five percent (5%) of the costs relating to such change order, upon approval by Tenant of the change order cost and/or delay, if any. Any delay in substantial completion of the Tenant Work in the Premises resulting from such change order shall be deemed a Tenant Delay.

7.           Substantial Completion.

7.1
Substantial Completion. For purposes of the Lease (including all provisions of this Work Agreement) the Premises (and Tenant Work therein) shall conclusively be deemed to be "substantially complete" as soon as the Tenant Work (specifically excluding any of Tenant's systems furniture, other furniture and personal property and any Tenant Special Equipment) to be installed by Landlord pursuant to this Work Agreement has been constructed in accordance with the Tenant Plans approved by Landlord and any change orders approved by Landlord, as certified by Landlord's construction manager, subject to Landlord's completion of any punchlist items of work which do not materially interfere with Tenant's permitted and intended use of the Premises. The issuance of a temporary certificate of occupancy by the proper governmental entity shall not be required for substantial completion but, if granted, shall be deemed conclusive evidence that substantial completion has occurred. Notwithstanding the above, the Premises shall be considered substantially complete even though (a) there remain to be completed in the Premises punchlist items, including but not limited to minor or insubstantial details of construction, decoration or mechanical adjustment, the lack of completion of which will not materially interfere with Tenant's permitted and intended use of the Premises; and/or (b) there remains to be completed in the Premises any of Tenant's systems furniture and other Tenant Special Equipment.

7.2           Tenant Delays. The following items shall be referred to individually as a "Tenant Dela

(a)	Tenant's failure to comply with any of the deadlines specified in this Work Agreement;

(b)
changes or additions to the Tenant Work or to the Tenant Plans (including without limitation, any changes or additions requested or required for the Premises by Tenant or by any governmental authority or required in order to comply with any legal or base Building requirements or otherwise) subsequent to the date of Landlord's approval of the construction documents for the Premises;

(c)
any delay in obtaining any required permits or approvals with respect to the Tenant Work resulting from any deficiency in the Tenant Plans or any act or omission of Tenant, or any agent, employee or contractor of Tenant);

(d)	Tenant's failure to pay when due any amounts required pursuant to this Work Agreement;

Exhibit B, Page 4

(e)
the failure of any equipment, materials or other items that are provided by Tenant and installed by Landlord to be delivered to Landlord In the time necessary for their installation or use or the failure of any such equipment, materials or other items to comply with all required specification;

(f)	the performance of any work by any person or firm employed or retained by Tenant;

(g)	Tenant's request for materials, finishes or installations which are not available as needed to meet the general contractor's schedule for substantial completion; or

(h)	Tenant's or Tenant's agent, including Tenant's contractors, vendors, and Tenant's Representative's interference with the general contractor's schedule;

(i)	any default under the Lease (including without limitation any provisions of this Work Agreement) that causes a delay in the substantial completion of the Tenant Work; or

(j)	any other Tenant-caused delay.

7.3
Punchlist. Prior to delivery of possession of the Premises to Tenant, the Leasehold Architect and the Leasehold Engineers shall prepare a preliminary punchlist in writing for Landlord and Tenant's review and Landlord and Tenant shall examine the Premises and shall agree on a final "punchlist" which shall specify the items of work that require correction, repair or replacement. Tenant and Landlord shall approve such punchlist in writing within two (2) working days of the walk-through.

8.
Possession By Tenant. Tenant's taking of possession of and the conduct of business by Tenant from the Premises shall constitute an acknowledgement by Tenant that the Premises are in good condition and that all work and materials provided by Landlord are satisfactory and Landlord has satisfactorily performed all work to be performed by it pursuant hereto, subject to certain punchlist items described in Paragraph 7.3, above.

Exhibit B, Page 5

EXHIBIT B-1

REQUIRED MINIMUM STANDARDS FOR TENANT WORK

NOTE: Where applicable, Tenant may substitute materials of equal or greater quality upon Landlord's reasonable approval.

Partitions - Interior Offices	Partitions consisting of 2-1/2" (3-5/8" on first floor only) steel studs to underside of ceiling construction with one (1) layer of 1/2" gypsum board on each side.

Partitions - Demising (Multi-Tenant Floors)
Building standard rated demising partitions consisting of 2-1/2" or 3-5/8" steel studs to underside of slab above with one (1) layer of fire-rated (Type X) 1/2" gypsum board, each side taped and finished with 2-1/2" sound attenuation fire blanket for a sound transmission reduction rating meeting STC42. Fire safing sealant at top and bottom full length of wall and a continuous resilient acoustic sealant where partition abuts exterior window mullions.

Doors, Frames and Hardware; Suite Entry
Suite entry doors shall be Eggers Industries, 3'-0" x 8'-0" solid or full lite, tempered glass, prefinished plain sliced Anigre stain grade wood with finish Gardall II, to match building standard, with Corbin Russwin mortise ML2200 series entry lockset ("Princeton ASB" lever/ADA compliant in 630 satin stainless steel finish) in a stained wood frame. Refer to the attached detail drawings.

Doors, Frames and Hardware; Interior Doors
Interior doors shall be Eggers Industries 3'-0" x 8'-O" solid core pre-finished rotary birch with Gardall II, #01 natural finish or paint, with Corbin Russwin CL3600 series interior door latchset ("Princeton AZD" lever/ADA compliant in 626 satin chrome plated).

Doors, Frames and Hardware; Door Frames	Door frames to be hollow metal, knockdown, with 2" profile, (4) hinges, silencers and throat size to match partition.

Doors, Frames and Hardware; Side Lights	Integral with door frame providing an 8'-0" opening and a 12" to 24" wide tempered glass side light. Suite entry door frames may be provided with wider side lights at the discretion of the Landlord.

Roof Work	Tenant's subcontractor shall utilize base building contractor to maintain roofing warranty.

Ceilings
Consisting of 2' x 2' tegular edged acoustical lay-in ceiling tile (Armstrong Cirrus: #589) with a NRC range of .60 to.70 throughout premises, with an exposed narrow grid (Silhouette 9/16") at 9'-0" above the finished floor, subject to lighting and/or other mechanical equipment.

Flooring	A minimum 32-ounce face weight carpet and 1/8" standard grade building standard vinyl composition tile. Carpet to be installed direct glue down.

Base	4" vinyl cove or carpet base for carpet, or 4" vinyl cove base for VCT. Vinyl is to be rolled goods only.

Electrical	Electrical power available for Tenant use includes 7 watts per square footfor 120/208 low voltage and 2.5 watts per square foot for 277/480 high voltage lighting requirements.

Tenant shall utilize base building fire alarm subcontractor for fire alarm connections and supervision of fire alarm work. Electrical subcontractors shall utilize wire management systems for AC cables entering electrical closets.

Lighting Fixtures
2'x2' 12-cell parabolic recessed fluorescent fixture (Lithonia). 2'x4' fixtures, 24-cell oriented with long dimension perpendicular to exterior window lines are optional as approved at Landlord's discretion.

Each 2'x2' recessed fluorescent parabolic light fixture is pre-lamped with three (3) 3500K "U31" fluorescent lamps and has a three inch deep 12 cell parabolic chrome-finished louver.

Each 2'x4' recessed fluorescent parabolic light fixture light fixture is prelamped with three (3) 3500K fluorescent lamps and has a three inch deep 24 cell parabolic chrome-finished louver. All fixtures will utilize high efficiency electronic ballast with T-8 lamps.

Down lights and wall washers shall be compact fluorescent type with overall depth of 6 inches or less.

Tenant shall have sole responsibility for maintenance and repair of all non-building standard light fixtures.

Switches	Single pole switches in partitions, silent-type toggle switch, white in color and trimmed in a stainless steel cover plate.

Electrical Outlets	Standard duplex receptacles to be white in color and trimmed in a stainless steel cover plate.

Devices not approved in perimeter walls except in furred out walls.

NOTE: Special function receptacles such as dedicated circuits or isolated grounds to be color-coded.

Telephone/Data	Telephone and data receptacles to be installed with cabling by Tenant's designated vendor using pull string provided in wall by Tenant Improvement Contractor.

Devices not approved in perimeter walls except in furred out walls. Tenant responsible for all aspects of incoming telephone service.

Painting	Paint the entire premises using one (1) prime coat and one (1) finish coat eggshell wall paint on all standard partitions and semi-gloss on all paint grade doors and frames.

HVAC
Tenant design documents shall include stand alone specifications (do notrefer to base building specifications) that require VAV boxes, Automatic Temperature controls, and EMS programming same as existing. Tenant supplemental units shall have EMS interface and flow switch with automatic restart of unit after loss of condenser water flow. Alarm notification metering and service maintenance for Tenant equipment installed shall be responsibility of Tenant. Maintenance and repair of

Exhibit B-1, Page 2

tenant-installed supplemental equipment shall be responsibility of Tenant.

HVAC Equipment:

Perimeter Diffusers:	Linear slot diffusers	4 ft, 2 slot, 2 way with 8"dia. inlet (or) 4 if, 3 slot, 2 way with 10 " dia. MFR : Donco J slot (provide factory center notch and center tee and "kurf "tile edges to lay flat)

Interior Diffusers:	Perforated face:	2 ft. by 2 ft lay in type with vanes integral toneck and round inlet

Thermostats:	Same as base

VAV boxes:	Same as base

Supplemental units for critical areas shall send common alarm signal to a twenty-four hour security monitoring station and notify Tenant and building engineer.

Submetering shall be through Siemens EMS system. Tenant to provide metering equipment by Siemens and specify programming for all metered equipment.

Tenant's contractors shall provide ziplock filters for all return air openings at core and replace VAV filters and floor unit filters upon occupancy of space.

Tenant's contractors shall provide building engineer with first right of refusal for all demolished VAV boxes and other equipment prior to removal off site.

Exposed batt insulation in ceiling plenum or in space is not approved.

Horizontal supplemental units shall have leak pans and leak detector alarm.

Sprinkler System
Modify existing sprinkler system to accommodate proposed Tenant layout per NFPA and local code requirements. Tenant's contractor shall provide and install fully concealed sprinkler heads and shall hydraulically calculate systems for light hazard coverage.

Sprinkler heads shall be centered in tile where installed in accessible ceiling.

Interior Sign Package	Supply and install a wall mounted Tenant sign at the corridor wall adjacent to the suite entry door based on the Landlord's approved sign package.

NOTE: Tenant logo or sign within suite to be subject to Landlord approval if visible from interior corridor.

Exhibit B-1, Page 3

EXHIBIT C

RULES AND REGULATIONS

Definitions of terms are set forth in the Lease to which these Rules and Regulations are attached by reference.

The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building and to ensure compliance with all municipal said other requirements. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy in the Building in accordance with the Lease. Any continuing violation of these rules and regulations by Tenant, after notice from Landlord, shall be deemed to be a Default under the Lease.

Landlord may, upon request by any tenant, waive the compliance by such tenant to any of these rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule and regulation in the future unless expressly consented to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the rules and regulations unless such other tenant has received a similar waiver in writing from Landlord, and (iv) any such waiver by Landlord shall not relieve Tenant from any obligation or liability of Tenant to Landlord pursuant to the Lease for any loss or damage occasioned as a result of Tenant's failure to comply with any such rule or regulation.

1.
The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls or other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises, and if the Premises are situated on the ground floor of the Building, the tenant thereof shall, at said tenant's own expense, keep the sidewalks and curbs directly in front of the Premises clean and free from ice and snow. Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public portions or facilities of the Building.

2.
No awnings or other projections shall be attached to any wall of the Building without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

3.
No showcases or other articles shall be put in front of or affixed to any port of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

4.
The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, chemicals, paints, cleaning fluids or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

5.
There shall be no marking, painting, drilling into or in any way defacing the Building or any part of the Premises visible from public areas of the Building. Tenant shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required for its communication system and approved prior to the installation thereof by Landlord. No such loudspeaker or sound system shall be constructed, maintained, used or operated outside of the Premises.

6.
No bicycles, vehicles or animals, birds or pets of any kind (other than seeing-eye dogs assisting disabled persons) shall be brought into or kept in or about the Premises, and no cooking (except for hot-plate or microwave cooking by Tenant's employees for their own consumption, the equipment for and location of which are first approved by Landlord) shall be done or permitted by any tenant on the Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

7.
No space in the Building shall be used for manufacturing of goods for sale in the ordinary course of business, for the storage of merchandise for sale in the ordinary course of business, or for the sale at auction of merchandise, goods or property of any kind. Furthermore, the use of the Premises by each tenant was approved by Landlord prior to execution of the Lease and such use may not be changed without the prior approval of Landlord.

8.
No tenant shall make any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or Premises or those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

9.
No flammable, combustible or explosive fluid, chemical, asbestos or other hazardous substance or any other material harmful to tenants of the Building shall be brought, installed in or kept upon the Premises. No space heaters, fans or individual air conditioning units may be used in the Premises. Any electrical or extension cords deemed to be a fire hazard by Landlord in Landlord's sole discretion shall be removed.

10.
No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of his tenancy, restore to Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof.

11.
Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations or the Lease. The hours in which deliveries may be made to the Building shall be as set forth in Landlord's operating procedures published from time to time.

12.	No tenant shall pay any employees on the Premises, except those actually working for such tenant on the Premises.

13.
Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management, security guard on duty or security system monitor. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 8:00 a.m., Monday through Friday, and at any hour, Saturdays, Sundays and legal holidays, to register. Each tenant shall be responsible for all persons from whom he authorizes entry into or exist out of the Building, and shall be liable to Landlord for all acts or omissions of such persons.

14.	The Premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purpose.

15.	Each tenant, before closing and leaving the Premises at any time, shall see that all windows are closed and all lights turned off.

16.
Landlord's employees shall not perform any work or do anything outside of their regular duties, tenants will be attended to only upon application to Landlord and any such special requirements shall be billed to Tenant (and paid with the next installment of Rent due) at the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and Tenant.

Exhibit C, Page 2

17.	Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

18.
There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries of Tenant to the Building.

19.	Mats, trash or other objects shall not be placed in the public corridors.

20.
Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc.  However, should the need for repairs of items not maintained by Landlord arise, Landlord will arrange for the work to be done at Tenant's expense.

21.
Drapes installed by the landlord for the use of Tenant or drapes installed by Tenant, which are visible from the exterior of the Building, must be cleaned by Tenant at least once a year, without notice, at Tenant's own expense.

22.
No minors shall be allowed to congregate or play in the common areas of the Building.  It shall be the responsibility of all Tenants to see that the minor children of employees who visit the Building(whether during the normal hours of operation of the Building, or after-hours, on Saturdays, Sunday or Legal holidays) are adequately supervised by an adult and do not assemble or play in the common areas of the Building.

Exhibit C, Page 3

EXHIBIT D

ESTOPPEL CERTIFICATE

[Date]

_______________________________

_______________________________

_______________________________

_______________________________

Re:  ___________________________________

To Whom It May Concern:

It is our understanding that you have placed or committed to place a mortgage upon the subject premises and have required this certification by the undersigned. The undersigned, as Tenant, under that certain Office Space Lease dated ______, 20_ ("Lease") made with ("Landlord"), hereby ratifies the Lease and certifies as follows:

1.	The undersigned has entered into occupancy of the "Premises" described in the Lease on ______, 20__.

2.	[The undersigned is presently preparing the Premises for use by the undersigned][[The undersigned is presently open and conducting business with the public in the Premises]];

3.
The operation and use of the Premises do not involve the generation, treatment, storage, disposal or release of hazardous substance or a solid waste into the environment and that the Premises are being operated in accordance with all applicable environmental laws, zoning ordinances and building codes;

4.	Base Rent in the annual amount of $_________________	is payable from the Commencement Date, i.e.,_____________;

5.	The Lease is in full force and effect and has not been assigned, modified, supplemented or amended;

6.	The Lease represents the entire agreement between the parties as to the leasing of the Premises;

7.	The Term of the Lease expires on _________________, __;

8.
All conditions under the Lease to be performed by Landlord [other than payment of the allowance set forth in the Work Agreement, being Exhibit B to the Lease] have been satisfied, including but without limitation, all co-tenancy requirements thereunder;

9.	[Intentionally omitted][[All required contributions by Landlord to Tenant on account of Tenant's improvements have been received]];

10.	On this date, there are no existing defenses or offsets which the undersigned has against the enforcement of the Lease by Landlord.

11.	No rental has been paid in advance, except that the first month's rent in the amount of $_____________	and the Security Deposit in the amount of $	have been deposited with Landlord.

By:___________________________________________

Name:
Its:

Exhibit D, Page 2

EXHIBIT E

DECLARATION OF COMMENCEMENT DATE

This Declaration of Commencement Date is made as of  _________, 200_, by ("Landlord"), and("Tenant'), who agree as follows:

 1.           Landlord and Tenant entered into an Office Space Lease dated ___________, 200_ in which Landlord leased the building known as __________ in _______, Virginia. All capitalized terms herein are as defined in the Lease.

  2.            Commencement of the Term:

a.           The Commencement Date of the Lease is  ____________; and
b.           the Expiration Date of the Lease is_______________.

 3.           Tenant confirms that:

a.           it has accepted possession of the Premises as provided in the Lease;
    b.          Agreement have been furnished and substantially completed (subject to any punchlist items of which Tenant has notified Landlord in accordance with the Lease);
    c.           Landlord has fulfilled all of its obligations to be provided to Tenant as of the date hereof; and
d.          the Lease is in full force and effect and has not been modified, altered, or amended, except as follows:

4.
The provisions of this Declaration of Commencement Date shall inure to the benefit of, or bind, as  the case may require, the parties and their respective successors and assigns, subject to the restrictions on assignment and subleasing contained in the Lease, and are hereby attached to and made part of the Lease.

LANDLORD:

TENANT:

EXHIBIT F

FORM OF LETTER OF CREDIT

Lending Institution Name]
[Address of Lending Institution]                                                               Date:  __________, 200_

IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________

Account  Party:                                             [Account Party's Name]
                                             [Account Party Address]

In favor of Beneficiary:                                 [Beneficiary Name], its successors and assigns
                                                  [Beneficiary Address]

AMOUNT                                                                                        EXPIRY DATE:

USD  _____________                                                                                               [Expiry Date]
[Dollar Amount] U.S. Dollars Only
Gentlemen:

We hereby open our irrevocable letter of credit in your favor for an amount of USD [Numeric Dollar Amount] ([Alphabetic Dollar Amount] U.S. Dollars Only) available by your draft at sight drawn on the [Lending Institution Name, Lending Institution Address], bearing the clause "Drawn under [Lending Institution Name] Letter of Credit No. _______ dated ________, 200__," and accompanied by the following document:

Beneficiary's signed statement stating that:  "The undersigned Beneficiary is entitled to draw upon this Letter of Credit pursuant to the terms of that Lease dated [Lease Date] for premises at [Premises Address] between [Account Party Name] and [Beneficiary Name] for the amount drawn hereunder. [Beneficiary Name] hereby makes demand for the payment of _________ [draw amount] under the Letter of Credit."  Such statement shall be conclusive as to such matters.

Partial draws hereunder are permitted.  This Letter of Credit is transferable.  There shall be no fee payable by Beneficiary in connection with such transfer.  This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended, or amplified by reference to any document(s), instrument(s), contract(s), or agreement(s) referred to herein or in which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any document(s), instrument(s), contract(s), or agreement(s).

It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for one year from the present or any future expiration date of this Letter of Credit unless at least sixty (60) days prior to the then current expiration date we notify the Beneficiary by registered letter, at the above address (or such other address of which you notify us in writing), that we elect not to consider this Letter of Credit renewed for such additional period.  If such notice is given, then during such notice period (i.e., at least sixty (60) day period commencing on the date of such notice and ending with the then applicable expiry date of this Letter of Credit), this Letter of Credit shall remain in full force and effect and Beneficiary may draw up to the full amount of the sum when accompanied by your draft drawn on us at sight as described above in the first paragraph of this Letter of Credit.

We hereby engage with you that drafts drawn and presented in compliance with the terms of this credit will be immediately honored by us if presented at any of our offices on or before [Expiry Date], as such date may be extended pursuant to the terms hereof.

This Letter of Credit is subject to International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590.

Very truly yours,

______________________________
Authorized Signature